                                 SCHEDULE 14A
                                (Rule 14a-101)

                             INFORMATION REQUIRED
                              IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         EQUALNET COMMUNICATIONS CORP.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:
         N/A
     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:
         N/A
     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:
         N/A
     -------------------------------------------------------------------------


     (5) Total fee paid:
         N/A
     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:
         N/A
     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:
         N/A
     -------------------------------------------------------------------------


     (3) Filing Party:
         N/A
     -------------------------------------------------------------------------


     (4) Date Filed:
         N/A
     -------------------------------------------------------------------------

                                [EQUALNET LOGO]

                                  May 1, 2000

Dear Shareholder:

   You are cordially invited to attend the Annual Meeting of Shareholders of Equalnet Communications Corp. to be held at 10:00 a.m., Houston time, on Tuesday, May 23, 2000, in the Texas Ballroom I Room at the Marriott Westside, 13210 Katy Freeway, Houston, Texas.

   This year you will be asked to vote in favor of the following proposals: (1) the approval of an amendment to Equalnet's Articles of Incorporation effecting a one-for-ten reverse stock split of Equalnet's common stock with the implementation of such amendment to be in the discretion of the Board of Directors; (2) the approval of an amendment to Equalnet's Articles of Incorporation to increase the Company's authorized share capital from 50,000,000 shares of common stock and 5,000,000 shares of preferred stock to 200,000,000 shares of common stock and 5,000,000 shares of preferred stock with the implementation of such amendment to be in the discretion of the Board of Directors; (3) the election of three directors; (4) the approval of the issuance of warrants to certain officers and former officers of Equalnet to purchase shares of Equalnet common stock at a fixed exercise price of $0.25 per share; (5) the approval of the issuance of common stock to certain directors and officers of Equalnet in satisfaction of payment obligations to such individuals; (6) the approval of resolutions waiving the convening and conducting of the 1998 Annual Meeting of Shareholders of the Company; (7) the ratification of the Board of Directors' appointment of independent auditors for Equalnet and its subsidiaries for fiscal year 1999, and (8) the approval of an amendment to the Company's Employee Stock Option and Restricted Stock Plan. We describe and explain these matters more fully in the attached proxy statement, which you should read.

   The Board of Directors has approved the proposals described herein. WE BELIEVE THAT THE PROPOSALS DESCRIBED HEREIN ARE IN THE BEST INTERESTS OF EQUALNET AND ITS SHAREHOLDERS AND RECOMMEND THAT YOU VOTE FOR APPROVAL OF THE MATTERS PROPOSED HEREIN. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED. ACCORDINGLY, WE ASK THAT YOU MARK, DATE, SIGN AND RETURN YOUR PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED.

   Thank you for your continued interest and cooperation.

                                          Very truly yours,

                                          /s/ MARK A. WILLIS
                                          Mark A. Willis, Chairman of the Board

                         EQUALNET COMMUNICATIONS CORP.
                          1250 Wood Branch Park Drive
                              Houston, Texas 77079

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD TUESDAY, MAY 23, 2000

   The Annual Meeting of the Shareholders of Equalnet Communications Corp., a Texas corporation ("Equalnet" or the "Company"), will be held at 10:00 a.m., Houston time, on Tuesday, May 23, 2000, in the Texas Ballroom I Room at the Marriott Westside, 13210 Katy Freeway, Houston, Texas, for the following purposes:

  (1) to approve an amendment to Equalnet's Articles of Incorporation effecting a one-for-ten reverse stock split of Equalnet's common stock with the implementation of such amendment to be in the discretion of the Board of Directors;

  (2) to approve an amendment to Equalnet's Articles of Incorporation to increase the Company's authorized share capital from 50,000,000 shares of common stock and 5,000,000 shares of preferred stock to 200,000,000 shares of common stock and 5,000,000 shares of preferred stock with the implementation of such amendment to be in the discretion of the Board of Directors;

  (3) to elect three directors to Equalnet's Board of Directors;

  (4) to approve the issuance of warrants to certain officers and former officers of Equalnet to purchase shares of Equalnet common stock at a fixed exercise price of $0.25 per share;

  (5) to ratify the issuance of common stock to certain directors and officers of Equalnet in satisfaction of payment obligations to such individuals;

  (6) the approval of resolutions waiving the convening and conducting of the 1998 Annual Meeting of Shareholders of the Company;

  (7) to ratify the Board of Directors' appointment of independent auditors for Equalnet and its subsidiaries for fiscal year 1999;

  (8) the approval of an amendment to the Company's Employee Stock Option and Restricted Stock Plan to increase the number of shares of common stock available under the Plan from 4,000,000 to 8,000,000 shares and to increase the maximum number of shares of common stock that may be awarded to any one employee in any consecutive 12 month period from 750,000 to 1,000,000 shares; and

  (9) to transact such other business as may properly come before the meeting or any adjournment thereof.

   THE BOARD OF DIRECTORS OF EQUALNET RECOMMENDS THAT YOU VOTE FOR ALL OF THE PROPOSALS SET FORTH IN THE ATTACHED PROXY STATEMENT.

   The holders of common stock and of Series B preferred stock of record at the close of business on March 24, 2000, will be entitled to vote at the meeting.

                                          By Order of the Board of Directors,

                                          Mark A. Willis
                                          Chairman of the Board

May 1, 2000

                                   IMPORTANT

   YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
PROPOSAL 1: TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO
 EFFECT A REVERSE STOCK SPLIT............................................    3
  REASONS FOR THE AMENDMENT..............................................    3
  EFFECTS OF THE AMENDMENT...............................................    6
  EXCHANGE OF STOCK CERTIFICATES.........................................    7
  FEDERAL INCOME TAX CONSEQUENCES........................................    7
    General Rules........................................................    7
    Cash in Lieu of Fractional Shares....................................    7
  REQUIRED VOTE..........................................................    8
  RECOMMENDATION OF THE BOARD OF DIRECTORS...............................    8

PROPOSAL 2: TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO
 INCREASE THE AUTHORIZED CAPITAL SHARES..................................    8
  EFFECTS OF THE AMENDMENT...............................................    8
  REQUIRED VOTE..........................................................    9
  RECOMMENDATION OF THE BOARD OF DIRECTORS...............................    9

PROPOSAL 3: TO ELECT THREE DIRECTORS.....................................   10
  DIRECTOR NOMINEES......................................................   10
  BACKGROUND OF DIRECTORS AND NOMINEES...................................   10
  COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE............   11
  COMPENSATION OF DIRECTORS..............................................   12
  REQUIRED VOTE..........................................................   12
  RECOMMENDATION OF THE BOARD OF DIRECTORS...............................   12

PROPOSAL 4: TO APPROVE THE ISSUANCE OF WARRANTS TO CERTAIN OFFICERS AND
 FORMER OFFICERS.........................................................   13
  REQUIRED VOTE..........................................................   13
  RECOMMENDATION OF THE BOARD OF DIRECTORS...............................   13

PROPOSAL 5: TO RATIFY THE ISSUANCE OF COMMON STOCK TO CERTAIN DIRECTORS
 AND OFFICERS............................................................   14
  REQUIRED VOTE..........................................................   14
  RECOMMENDATION OF THE BOARD OF DIRECTORS...............................   14

PROPOSAL 6: TO APPROVE THE WAIVING OF THE CONVENING AND CONDUCTING OF THE
 1998 ANNUAL MEETING OF SHAREHOLDERS.....................................   14
  REQUIRED VOTE..........................................................   15
  RECOMMENDATION OF THE BOARD OF DIRECTORS...............................   15

PROPOSAL 7: TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS............   15
  REQUIRED VOTE..........................................................   15
  RECOMMENDATION OF THE BOARD OF DIRECTORS...............................   15

PROPOSAL 8: AMENDMENT OF THE COMPANY'S EMPLOYEE STOCK OPTION AND
 RESTRICTED STOCK PLAN...................................................   16
  REASONS FOR THE AMENDMENT..............................................   16
  CERTAIN CONSIDERATIONS.................................................   16
  DESCRIPTION OF EMPLOYEE PLAN...........................................   16
  THE EMPLOYEE PLAN AMENDMENT............................................   17
  EMPLOYEE PLAN AMENDMENT BENEFITS.......................................   17
  FEDERAL TAX CONSEQUENCES...............................................   18
  REQUIRED VOTE..........................................................   19
  RECOMMENDATION OF THE BOARD OF DIRECTORS...............................   19

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----
EXECUTIVE OFFICERS AND COMPENSATION........................................  20

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION....................  21
  BASE SALARY..............................................................  21
  ANNUAL INCENTIVE COMPENSATION............................................  21
  STOCK INCENTIVE PROGRAMS.................................................  21
  SUMMARY OF COMPENSATION..................................................  22
  WARRANT AND OPTION GRANTS IN FISCAL 1998.................................  23
  WARRANT AND OPTION GRANTS IN FISCAL 1999.................................  23

PERFORMANCE PRESENTATION...................................................  24

EMPLOYMENT AGREEMENTS......................................................  25

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION................  25

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................  25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............  30

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE....................  33

PROPOSALS FOR NEXT ANNUAL MEETING..........................................  33

OTHER MATTERS..............................................................  34

                         EQUALNET COMMUNICATIONS CORP.

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD TUESDAY, May 23, 2000

   This Proxy Statement is furnished to the holders of the $0.01 par value voting common stock (hereinafter the "common stock" or "Common Stock") and Series B preferred stock of Equalnet Communications Corp., 1250 Wood Branch Park Drive, Houston, Texas 77079 (Tel. No. 281/529-4600), in connection with the solicitation by the Board of Directors of Equalnet of proxies to be used at the Annual Meeting of Shareholders, or any adjournment thereof (the "Meeting"). The Board of Directors is sometimes referred to in this Proxy Statement as "we" or "us." We will hold the Meeting at 10:00 a.m., Houston time, on Tuesday, May 23, 2000, in the Texas Ballroom I Room at the Marriott Westside, 13210 Katy Freeway, Houston, Texas.

   Proxies in the form enclosed, properly executed and received in time for the Meeting, will be voted as specified therein. If you do not specify otherwise, the shares represented by your proxy will be voted FOR the election of each of the director nominees identified herein and for the other proposals described herein. If you grant your proxy, you may still attend the Meeting and vote in person. You may revoke your proxy at any time before it is exercised by delivering written notice to Equalnet at or before the Meeting. We are mailing this Proxy Statement on or about May 1, 2000, to holders of common stock and Series B preferred stock of record on March 24, 2000 (the "Record Date").

   At the close of business on the Record Date, 36,231,035 shares of Equalnet's common stock and 2,000 shares of Series B preferred stock were outstanding and entitled to vote at the Meeting. Only the holders of common stock and the Series B preferred stock (collectively, the "Voting Shareholders") of record on the Record Date may vote at the Meeting. Any shareholder of Equalnet may examine a list of Voting Shareholders at the offices of Equalnet located at 1250 Wood Branch Park Drive, Houston, Texas during usual business hours within 10 days before the Meeting.

   The Voting Shareholders of record on the Record Date may cast one vote per share on each matter presented to the shareholders at the Meeting. The enclosed form of proxy provides a means for you:

     (1) to vote for or against the approval of an amendment to Equalnet's Articles of Incorporation effecting a one-for-ten reverse stock split of Equalnet's common stock as described herein or to abstain from voting on such approval with the implementation of such amendment to be in the discretion of the Board of Directors;

     (2) to vote for or against the approval of an amendment to Equalnet's Articles of Incorporation to increase the Company's authorized capital shares from 50,000,000 shares of common stock and 5,000,000 shares of preferred stock to 200,000,000 shares of common stock and 5,000,000 shares of preferred stock, as described herein or to abstain from voting on such approval with the implementation of such amendment to be in the discretion of the Board of Directors;

     (3) to vote for or against any director-nominee named herein or to withhold authority to vote for any or all of such director-nominees;

     (4) to vote for or against the approval of the issuance of warrants to certain officers and former officers of Equalnet to purchase shares of Equalnet common stock at a fixed exercise price of $0.25 per share, or to abstain from voting on such approval;

     (5) to vote for or against the ratification of the issuance of common stock to certain directors and officers of Equalnet in satisfaction of payment obligations to such individuals, or to abstain from voting on such ratification;

     (6) to vote for or against the approval of resolutions waiving the convening and conducting of the 1998 Annual Meeting of Shareholders, or to abstain from voting on such approval;

     (7) to vote for or against the ratification of the Board of Directors' appointment of independent auditors for Equalnet and its subsidiaries for fiscal year 1999, or to abstain from voting on such ratification; and

     (8) to vote for or against the approval of an amendment to the Company's Employee Stock Option and Restricted Stock Plan, increasing the number of shares of common stock available under the Plan from 4,000,000 to 8,000,000 shares and to increase the maximum number of shares of common stock that may be awarded to any one employee in any consecutive 12 month period from 750,000 to 1,000,000 shares or to abstain from voting on such approval.

   The Annual Report on Form 10-K/A for 1998 and the Annual Report on Form 10-K/A for 1999, the Quarterly Report on Form 10-Q for the quarter ending September 30, 1999 and the Quarterly Report on Form 10-Q for the quarter ending December 31, 1999, with their respective financial statements, are being mailed with this Proxy Statement to all Shareholders of record entitled to vote as of the Record Date, but do not constitute any part of the proxy solicitation material.

             PROPOSAL 1: TO APPROVE AN AMENDMENT TO THE ARTICLES OF
                 INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

   We have resolved to amend Equalnet's Articles of Incorporation and will submit the amendment to a vote at the Meeting.

   The amendment would effect a one-for-ten reverse stock split of the common stock. A copy of the proposed amendment is attached hereto as Exhibit A. If the amendment is approved by the Voting Shareholders, each ten shares of common stock outstanding on the Effective Date (as defined below) will be converted automatically into one share of common stock. To avoid the existence of fractional shares of common stock, shareholders who would otherwise be entitled to receive fractional shares of common stock will receive a cash distribution in lieu thereof. See "Exchange of Stock Certificates." The "Effective Date" will be the date on which the amendment is filed with the Secretary of State of the State of Texas.

   Notwithstanding approval of the reverse stock split by the Voting Shareholders, we may elect not to file, or to delay the filing of, the amendment, if we determine that filing the amendment would not be in the best interest of Equalnet's shareholders at such time. Factors leading to such a determination could include, without limitation, any possible effect on Equalnet's possible Nasdaq listing or future securities offerings.

Reasons for the Amendment

   On September 16, 1999, the Board of Directors signed a written consent approving the amendment and directing that the amendment be placed on the agenda for approval by the Voting Shareholders at the Meeting.

   We believe that the reverse stock split is likely to cause the stock price of the common stock and the number of shares of common stock outstanding to be more appropriately aligned with Equalnet's peers in the telecommunications sector. The reverse stock split should cause the common stock to be more attractive to the financial community and lower trading costs for the investing public.

   In conjunction with confirming and consummating the Second Amended Joint Plan of Reorganization of EqualNet Corporation and Equalnet Communications Corp. (the "Plan"), Equalnet raised $2.2 million through the sale of 3,666,666 shares of its common stock, sold 833,333 shares of a newly designated Series E preferred stock for $500,000, and issued the 3,000,000 shares of common stock to the trust as provided in the bankruptcy court orders concerning the Plan. Equalnet also entered into a collateralized guarantee of a minimum stock sales price of $1.00 per share for the shares of common stock transferred to the trust, subject to a restriction on sales of no more than 375,000 shares of common stock in any 6 month period. A portion of the funds raised through the sale of these securities were used for (i) the payment of $1.35 million cash to the trust for unsecured creditors, (ii) payment of approximately $1.4 million in administrative claims and (iii) payment of $265,000 of obligations of the Company under an agreement it had to guarantee certain obligations of EqualNet Corporation ("EqualNet"), a wholly owned subsidiary of the Company. The Company also issued a warrant for the purchase of up to 300,000 shares of its common stock at an exercise price of $1.50 per share for a period of 5 years. In addition, the Company borrowed $550,000 from the purchaser of accounts receivable of its subsidiaries, EqualNet and USC Telecom, Inc. to fund the balance of its obligations under the Plan, and to provide funding for general corporate purposes. Equalnet also agreed to the potential issuance of additional shares of its common stock to satisfy its "New Value Contribution" obligations (as defined below). This is a commitment on the part of the Company to pay to the trust for the unsecured creditors an amount equal to 5% of the allowed claims in excess of the undisputed general unsecured claims identified in EqualNet Corporation's bankruptcy schedules (the "New Value Contribution"). Payment of this last item is to be in the form of newly issued common stock valued at $1 per share, one half of which is subject to the collateralized guarantee described in (iii) above. The number of shares required to fund the New Value Contribution increases in the event the Average Closing Price (i.e., the average closing price for Equalnet's stock during the 25 consecutive trading days immediately preceding the date that is two years after the effective date of the Plan) for the common stock is below $1 per share, in an amount equal to the quotient of (A) the product of (x) ($1 minus the Average Closing Price) and (y) 1,500,000; and (B) Average Closing Price. The court also entered a stipulation with a creditor of both EqualNet Corporation and Equalnet for the release of the creditor's claim against Equalnet in exchange for an immediate payment of $130,000, a second payment of $135,000 on or before June 30, 1999, and the issuance of a warrant for the purchase of up to 300,000 shares of common stock at an exercise price of $1.50 per share for a period of 5 years. The obligation of Equalnet arose out of a guarantee of several equipment leases of EqualNet.

   Equalnet has historically reserved shares of its authorized but unissued common stock to ensure its ability to complete its obligations to issue such shares at a later date. Since the last annual meeting of shareholders, Equalnet has entered into agreements such as the purchase of certain assets of LIMIT LLC (d/b/a ACMI), the purchase of certain assets of The Intelesis Group, Inc. ("Intelesis"), the proposed issuance (as described in Proposal 6) of warrants to certain officers and former officers of Equalnet that would result, upon exercise, in the issuance of shares of common stock, the issuance of shares of common stock in connection with raising the funding necessary to consummate the Plan, the payment to the trustee under the Plan for the unsecured creditors of EqualNet Corporation of shares of common stock as required by the Plan, the issuance of Common Stock pursuant to a Subscription Agreement with Infinity Investors Limited ("Infinity") and IEO Holdings Limited ("IEO") and, with a newly formed acquisition subsidiary of Equalnet, Equalnet Acquisition Corporation, an Agreement and Plan of Merger (the "Merger Agreement") with e.Volve Technology Group, Inc. The Merger Agreement was subsequently terminated by the parties thereto; however, no agreement has been reached regarding any fees which may be owed thereunder. The parties to the ACMI asset purchase agreement subsequently amended that agreement to remove the earn out provisions of that agreement which would have required Equalnet to issue additional shares of its common stock should certain new revenue commitments be achieved by the former members of LIMIT LLC, and to transfer the shares of the acquisition subsidiary to LIMIT LLC, in consideration of, among other things, the retention of certain assets by EqualNet, the assumption of certain liabilities by EqualNet, and the release of EqualNet's obligation to pay other liabilities as set forth in the original agreement to acquire certain assets of LIMIT LLC. In addition to the foregoing, the Company sold in a private placement 1,500,000 shares of Common Stock to help fund the development and marketing efforts of the advertiser sponsored long distance product related to the assets acquired in the Intelesis asset acquisition transaction. Further, the Company has agreed to pay certain obligations it owes to the bankruptcy estate of SA Telecommunications, Inc. by the issuance of shares of Common Stock.

   In addition to the SA Telecommunications settlement and the foregoing agreements, Management has been in negotiations for the settlement of various claims which have been asserted against the Company and/or certain of its subsidiaries. It is possible that a portion of settlement payments to these persons and/or entities may be made either in shares of common stock or warrants to purchase common stock.

   The Company has also been in negotiations to acquire certain assets of a company providing voice mail broadcasting services which could be used to complement marketing plans for the Company. If this agreement is consummated substantially as set forth in the non-binding letter of intent between the parties, the Company would issue 675,000 shares of Common Stock and propose to issue additional shares of Common Stock based upon the voicemail broadcasting operations obtaining certain revenue goals, which are currently being negotiated. Although the voice mail broadcasting services are already operational, if the proposed transaction is completed, the Company would intend to put in place additional communications equipment to increase the capacity for these services. The Company has also recently signed an agreement to acquire the outstanding capital stock of a company providing prepaid local exchange services (a Competitive Local Exchange Carrier or "CLEC") which services could be used to complement existing services provided for certain customers of the Company and provide additional potential customers for the long distance services the Company sells. In addition to other consideration the acquisition agreement, if the transaction is consummated, would require the issuance of approximately 5,000,000 to 12,000,000 shares of Common Stock as a portion of the proposed acquisition price. Shareholder approval of either Proposal 1 or Proposal 2 contained in this Proxy Statement is a condition that must be satisfied in order for the Company to close this transaction.

   Management has been in negotiations with certain independent contractors to provide marketing services in connection with its advertiser sponsored long distance product. It is anticipated that compensation for these services will be primarily in the form of Common Stock grants and/or options to acquire Common Stock pursuant to the Company's Independent Contractor Stock Plan. The Independent Contractor Stock Plan currently has 3,000,000 shares of Common Stock authorized for issuance. The incentive compensation portions of these marketing proposals would probably result in the need for the Board of Directors to significantly increase the number of shares of Common Stock authorized under the Independent Contractor Stock Plan. If the Company is not able to amend its Articles of Incorporation to increase the number of authorized shares available for these programs, either through a reverse stock split or an increase in the number of authorized shares, it may not be able to pursue these marketing initiatives.

   On March 14, 2000, the Company became the successful bidder at a bankruptcy auction to purchase substantially all of the assets of a reseller of telecommunications services. A portion of the purchase price for these assets included 365,044 of shares of Common Stock. If the Company is not able to amend its Articles of Incorporation to increase the number of authorized shares available for acquisitions and marketing efforts such as these, either through a reverse stock split or an increase in the number of authorized shares, it may not be able to pursue future such acquisition situations similarly presented.

   In order to have shares of common stock available to issue in connection with each of the foregoing matters, Equalnet has not reserved any shares for issuance for the conversion of either the Series D convertible preferred stock or the Series F convertible preferred stock, and has exhausted its shares reserved for the conversion of the remaining Series A convertible preferred stock. The number of shares required to fully reserve for these potential conversions will depend upon the market price for the Company's Common Stock; however on the Record Date, the number of shares that would need to be issued given the full conversion of the remaining Series A, Series D and Series F convertible preferred stock would have been 24,465,650 shares. The reverse stock split will enable Equalnet to again fully reserve shares for issuance (1) upon the conversion or exercise of such securities, and (2) in connection with settlement of claims and in future acquisition activities.

   Further, many institutional and other investors look upon stock trading at low prices as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. Accordingly, we believe that the current per share price of the common stock may reduce the effective marketability of the shares because of the reluctance of many leading brokerage firms to recommend low priced stock to their clients. Further, various brokerage house policies and practices tend to discourage individual brokers from dealing in low priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of low priced stocks unattractive to brokers from an economic standpoint. Additionally, the structure of trading commissions also tends to have an adverse impact upon holders of low priced stock because the brokerage commission on a sale of low priced stock generally represents a higher percentage of the sales price than the commission on higher priced issues.

   Finally, on May 5, 1999, the Nasdaq Listing Qualifications Panel determined that Equalnet had failed to meet the minimum bid price and minimum net tangible assets requirements for continued listing on the Nasdaq National Market. However, the panel granted a temporary exception to permit Equalnet to trade on the Nasdaq SmallCap Market. On November 16, 1999, the Nasdaq Listing Qualifications Panel notified the Company that as a result of the Company's failure to meet the continuing listing requirements for inclusion on the Nasdaq SmallCap Market, the Company's shares of common stock would be removed from that exchange and would become immediately eligible to trade on the OTC Bulletin Board. We believe that the reverse stock split will facilitate Equalnet's compliance with these rules should Equalnet's common shares be allowed to again trade on the Nasdaq SmallCap Market.

   We believe that the shares of common stock will, as a result of the reverse stock split, trade at higher prices than those that have prevailed recently. We cannot assure you, however, that such increase in the market value will occur or, if such an increase occurs, that it will equal or exceed the direct arithmetical result of the reverse stock split since there are numerous factors and contingencies that would affect such value including the status of the market for the shares of common stock at the time, Equalnet's reported results of operations in future fiscal periods and general stock market conditions. THEREFORE, WE CANNOT ASSURE YOU THAT

THE SHARES OF COMMON STOCK WILL NOT, DESPITE THE REVERSE STOCK SPLIT, TRADE AT PRICES THAT ARE LESS THAN THE ARITHMETICAL EQUIVALENT SHARE PRICE RESULTING FROM THE REVERSE STOCK SPLIT.

   Shareholders have no rights of dissent under Texas law or under Equalnet's Articles of Incorporation and Bylaws in connection with the reverse stock split amendment.

Effects of the Amendment

   Subject to Voting Shareholder approval, and the decision of the Board of Directors to implement this proposal, the reverse stock split will be effected by filing the amendment to Equalnet's Articles of Incorporation, and will be effective immediately upon such filing. The actual timing of the filing of the amendment with the Texas Secretary of State's office will be determined by Equalnet's management based upon their evaluation as to if and when such action will be most advantageous to Equalnet and its shareholders. THE BOARD OF DIRECTORS OF EQUALNET RESERVES THE RIGHT TO FOREGO OR POSTPONE FILING THE AMENDMENT, IF SUCH ACTION IS DETERMINED TO BE IN THE BEST INTERESTS OF EQUALNET AND ITS SHAREHOLDERS.

   The reverse stock split will also result in some shareholders owning "odd lots" of less than 100 shares of common stock received as a result of the reverse stock split. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

   Equalnet is authorized to issue 50,000,000 shares of common stock, of which 36,231,035 shares were issued and outstanding at the close of business on the Record Date. Equalnet is also authorized to issue 5,000,000 shares of Preferred Stock, each share having a par value of one cent, of which 234,487 were issued and outstanding at the close of business on the Record Date.

   If the amendment is approved by the Voting Shareholders, the principal effect of the Reverse Stock Split will be to decrease the number of outstanding shares of common stock from 36,231,035 shares to approximately 3,623,103 shares, based on share information as of the Record Date. The reverse stock split will not affect the number of authorized shares of common stock. After the reverse stock split, Equalnet estimates that it will have approximately the same number of shareholders. Except for the receipt of cash in lieu of fractional interests, the amendment would not affect any shareholder's proportionate equity interest in Equalnet or the relative rights, preferences or priorities of any shareholder. The amendment will not affect the registration of the common stock under the Securities Exchange Act of 1934, as amended.

   As a result of the reverse stock split, Equalnet will have a greater number of authorized but unissued shares of common stock than prior to the reverse stock split. The increase in the authorized but unissued shares of common stock could make a change in control of Equalnet more difficult to achieve. Under certain circumstances, such shares of common stock could be used to create voting impediments to frustrate persons seeking to effect a takeover or otherwise gain control of Equalnet. Such shares could be sold privately to purchasers who might side with the Board of Directors in opposing a takeover bid that the Board determines is not in the best interests of Equalnet and its shareholders.

   The number of shares subject to stock options granted to officers, directors and employees of Equalnet under stock option plans and the strike price for such options will be proportionately adjusted for the reverse stock split. The number of shares of common stock authorized for the stock option plans will also be proportionately adjusted. The number of shares issuable upon the exercise of outstanding warrants and nonemployee options and the conversion of outstanding convertible securities of Equalnet will also be proportionately adjusted for the reverse stock split.

Exchange of Stock Certificates

   The exchange of shares of common stock will occur on a date to be determined by the Board of Directors of the Company (the "Effective Date") without any action on the part of Equalnet's shareholders and without regard to the date or dates certificates formerly representing shares of common stock are physically surrendered for certificates representing the number of shares of common stock such shareholders are entitled to receive as a result of the reverse stock split. Equalnet's transfer agent, American Stock Transfer & Trust Company, will effectuate the exchange of certificates.

   As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of certificates representing shares of common stock to be used in forwarding their certificates for surrender and exchange for certificates representing the number of shares of common stock such shareholders are entitled to receive as a result of the reverse stock split. After receipt of such transmittal form, each such holder will surrender the certificates formerly representing shares of common stock of Equalnet and such holder will receive in exchange therefor certificates representing the number of shares of common stock to which such holder is entitled. These transmittal forms will be accompanied by instructions specifying other details of the exchange. SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

   So that Equalnet may avoid the expense and inconvenience of issuing and transferring fractional shares of common stock, shareholders who would otherwise be entitled to receive a fractional share of common stock will receive payment in cash in lieu of receiving a fractional share of common stock. Payment for fractional shares will be based upon the closing price reported for the common stock on the Over The Counter Bulletin Board on the Effective Date.

Federal Income Tax Consequences

   The following description of the material federal income tax consequences of the reverse stock split is based on the Internal Revenue Code of 1986, as amended (the "Code"), the final, temporary and proposed Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and pronouncements as in effect on the date of this proxy statement.

General Rules

   Equalnet has not sought, and will not seek, a ruling from the Internal Revenue Service or an opinion of counsel regarding the federal income tax consequences of the reverse stock split. However, Equalnet believes that the reverse stock split will constitute a recapitalization, and hence a reorganization, within the meaning of Section 368(a)(1)(E) of the Code. Generally, the holders of common stock will not recognize gain or loss for federal income tax purposes as a result of the reverse stock split, except that a holder of common stock who receives cash in lieu of fractional shares pursuant to the reverse stock split may recognize gain or loss as provided in "--Cash in Lieu of Fractional Shares" below. No gain or loss will be recognized by Equalnet as a result of the reverse stock split. Following the reverse stock split, a holder of common stock received in the reverse stock split will have an adjusted basis in such common stock (including any fractional share deemed received) equal to the adjusted basis of the common stock held by that holder immediately prior to the reverse stock split. In addition, a holder of common stock will have a holding period for the common stock received in the reverse stock split that includes the holding period of the common stock exchanged therefor, provided that such common stock is a capital asset in the hands of such holder at the time of the reverse stock split.

Cash in Lieu of Fractional Shares

   Holders of common stock who receive cash in lieu of fractional shares in the reverse stock split will recognize gain or loss equal to the difference, if any, between such holder's adjusted basis in the fractional share of common stock deemed received and the amount of cash received in exchange therefor. Such gain or loss will be a capital gain or loss, long-term or short-term, depending on the holder's holding period, if the common stock is held by such holder as a capital asset at the time of the reverse stock split.

   SHAREHOLDERS OF THE COMPANY ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

Required Vote

   Approval of the amendment requires the affirmative vote of two-thirds of the issued and outstanding shares of Common Stock and Series B Preferred held by the Voting Shareholders. If not otherwise indicated, proxies will be voted "FOR" approval of the amendment. Abstentions and broker non-votes will not be treated as either a vote for or against approval of the amendment. However, because the approval of the amendment requires the affirmative vote of two-thirds of the issued and outstanding shares of capital stock held by the Voting Shareholders, abstentions and broker non-votes will have the same effect as a vote against approval of the amendment.

Recommendation of the Board of Directors

   We Recommend that You Vote "FOR" THE APPROVAL OF THE AMENDMENT.

             PROPOSAL 2: TO APPROVE AN AMENDMENT TO THE ARTICLES OF
            INCORPORATION TO INCREASE THE AUTHORIZED CAPITAL SHARES

   The Board of Directors has adopted a resolution setting forth a proposed amendment to the Company's Articles of Incorporation (the "Amendment") and directing that the Amendment be submitted to a vote at the next meeting of shareholders.

   The Amendment would increase the authorized shares of the Company from 50,000,000 shares of par value $0.01 per share common stock ("Common Stock") and 5,000,000 shares of par value $0.01 per share preferred stock ("Preferred Stock") to 200,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. The Amendment would amend the first paragraph of Article IV of the Company's Articles of Incorporation, and the full text of that paragraph, as amended, is as follows:

  "The total number of shares of all classes of stock that the Corporation shall be authorized to issue is two hundred five million (205,000,000) shares, divided into the following (i) five million (5,000,000) shares of Preferred Stock, of the par value of $0.01 per share (hereinafter called "Preferred Stock"); and two hundred million (200,000,000) shares of common stock, of the par value of $0.01 per share (hereinafter called "Common Stock")."

Effects of the Amendment

   The Company's Articles of Incorporation preclude preemptive rights with respect to Common Stock, and no preemptive rights will be related to the additional Common Stock authorized by the Amendment.

   At the close of business on the Record Date, 36,231,035 shares of Common Stock were outstanding. In addition, the Company holds an aggregate of 38,504 shares of Common Stock in treasury, and the Board of Directors has reserved as of the Mailing Date (i) an aggregate of 4,821,082 shares of Common Stock for issuance on exercise of options outstanding and to be granted under the Company's stock option plans (ii) an aggregate of 3,029,616 shares of Common Stock for issuance on exercise of warrants; and (iii) an aggregate of 2,300,000 shares of Common Stock for issuance on the conversion of shares of convertible preferred stock. The shares of the Series A, Series D and Series F preferred stock have the right to convert into Common Stock at conversion prices dependent upon the current market price of the Common Stock. The Company does not have a sufficient number of shares of Common Stock either authorized or reserved for issuance upon full conversion of the Series A, Series D and Series F preferred stock. At the Record Date, the Company had exhausted its shares of Common Stock reserved for the conversion of the remaining Series A preferred stock. Under the terms of the Amended Series A Statement of Resolution, Equalnet is required to reserve such additional shares of common stock for issuance upon the full conversion of the Series A preferred stock. Assuming full conversion of the Series A, Series D and Series F preferred stock, at the Record Date, the Company would have needed to have 24,465,650 shares of Common Stock reserved for the full conversion of these preferred shares. The Company currently does not have sufficient authorized, unreserved shares to satisfy these obligations.

   Preferred Stock may be issued in one or more series from time to time at the discretion of the Board of Directors. The Board of Directors is authorized to fix the respective designations, relative rights, preferences, qualifications, restrictions and limitations of each series. The issuance of Preferred Stock could be used as an anti-takeover device without requiring further action on the part of the holders of Common Stock.

   At the Record Date 234,487 shares of Preferred Stock were issued and outstanding, consisting of 1,328 shares of Series A preferred stock, 2,000 shares of Series B preferred stock, 223,880 shares of Series C preferred stock, 3,937 shares of Series D preferred stock, zero shares of Series E preferred stock, and 3,342 shares of Series F preferred stock. The Company may issue Preferred Stock in connection with future acquisitions.

   The Company is actively evaluating opportunities to acquire businesses and assets either complementary or related to its business and operations. Unless required by law, regulatory authorities or applicable rules of any stock market or exchange where shares of Common Stock may trade in the future, the Company does not anticipate any future authorization by a vote of shareholders will be sought for the issuance of any shares of Common Stock. To the extent the Company issues shares of Common Stock in an equity financing, or in the settlements of claims, or in the grant of shares or options to acquire shares pursuant to the Company's Employee Stock Option and Restricted Stock Plan or the Company's Independent Contractor Stock Plan, or in connection with an acquisition, such issuance could result in dilution to existing shareholders.

   Many of the reasons for the Amendment are the same as those of Proposal 1, namely that without either the approval of this Proposal 2 or Proposal 1 above, the Company will not have sufficient authorized shares to satisfy its obligations for the conversion of preferred shares into Common Stock, or to undertake future equity financing, or to make any future acquisitions using shares of Common Stock, or make settlements of claims or to pursue marketing initiatives utilizing Company stock, and may not have a sufficient number of shares available to satisfy its obligations under the Plan. See Proposal 1:
"Reasons for the Amendment". THE BOARD OF DIRECTORS OF EQUALNET RESERVES THE RIGHT TO FOREGO OR POSTPONE FILING THE AMENDMENT, IF SUCH ACTION IS DETERMINED TO BE IN THE BEST INTERESTS OF EQUALNET AND ITS SHAREHOLDERS.

Required Vote

   Approval of the amendment requires the affirmative vote of two-thirds of the issued and outstanding shares of Common Stock and Series B Preferred held by the Voting Shareholders. If not otherwise indicated, proxies will be voted "FOR" approval of the amendment. Abstentions and broker non-votes will not be treated as either a vote for or against approval of the amendment. However, because the approval of the amendment requires the affirmative vote of two-thirds of the issued and outstanding shares of capital stock held by the Voting Shareholders, abstentions and broker non-votes will have the same effect as a vote against approval of the amendment.

Recommendation of the Board of Directors

   We Recommend that You Vote "FOR" THE APPROVAL OF THE AMENDMENT.

                      PROPOSAL 3: TO ELECT THREE DIRECTORS

   Equalnet's Articles of Incorporation provide for six directors or such other number as is established by resolution of the Board of Directors. Equalnet currently has six director positions and three acting directors. Michael L. Hlinak resigned his position as a director on June 12, 1998, James T. Harris resigned his position as a director on October 15, 1998, Zane Russell resigned his position as a director effective as of February 22, 1999, Robert H. Turner resigned his position as a director effective as of April 20, 1999, and J. Ike Epley resigned his position as a director on January 10, 2000. The terms of directors Mitchell H. Bodian and Ronald J. Salazar will expire at the Meeting. We have resolved that after the Meeting, Equalnet will continue to have six director positions, although we currently anticipate having only four of such positions filled at the conclusion of the annual meeting. The Board of Directors intends to continue searching for qualified candidates to fill the remaining two director positions.

   At the Meeting, three directors are to be elected, constituting one half of the Board of Directors and three fourths of the number of directors the Company anticipates having at the conclusion of the Meeting. Equalnet's Articles of Incorporation provide that the Board will be divided into three classes, each class to be composed as equally as possible. The term of one class expires at each annual meeting of shareholders and each class serves three-year terms.

Director Nominees

   The Board has nominated the following persons (the "Nominees") to be elected directors at the Meeting: Messrs. Mitchell H. Bodian, R. Chadwick Paul, Jr. and Dr. Ronald J. Salazar. Mr. Bodian and Dr. Salazar will serve two year terms expiring in 2001. Mr. Paul will serve a three year term expiring in 2002. The Board is required to nominate Mr. Paul pursuant to the Plan.

   The following table sets forth certain information with respect to Equalnet's continuing directors and the Nominees as of the Record Date:

                                                                   Term as Director
 Name                               Age  Position with Equalnet     will expire(1)
 ----                               ---  ----------------------    ----------------
 Mark A. Willis...................   31 Chairman of the Board of         2000
                                         Directors
 Mitchell H. Bodian...............   48 Chief Executive Officer,         1998
                                         President, Director and
                                         Director Nominee
 Ronald J. Salazar, Ph.D..........   52 Director and Director            1998
                                         Nominee
 R. Chadwick Paul, Jr. ...........   45 Director Nominee                   --

--------
(1) Directors' terms of office are scheduled to expire at the annual meeting of shareholders to be held at the end of the year indicated.

Background of Directors and Nominees

   MARK A. WILLIS has been Chairman of the Board and a director since March 1998. Mr. Willis founded Willis Group, LLC, an investment fund, in 1997 and serves as its President. The fund has made investments in industries such as offshore oil platform equipment, geophysical services, oil and gas production and telecommunications, and aircraft parts supplies. Before forming Willis Group, LLC, Mr. Willis worked at Eagle USA Airfreight, an air freight forwarder, for two and one-half years, where he rose to the position of Regional Sales & Marketing Manager. Before that, Mr. Willis served as a marketing and sales representative for Talent Tree, a temporary help agency providing primarily clerical and office staffing services. Dr. Salazar, a director, is married to Mr. Willis's aunt.

   MITCHELL H. BODIAN has been President and Chief Executive Officer since July 1998 and a director of Equalnet since March 1998. Mr. Bodian has been the Managing Director of Bodian Associates, an investment banking firm providing financial advisory services to middle market companies, since 1990. Bodian Associates specializes in providing merger and acquisition services to niche telecommunications services providers. Mr. Bodian also served as Chapter 11 Trustee for Conectco, a switchless reseller that sold telephone debit cards and provided one plus telecommunications services, and that filed for protection under the United States bankruptcy laws in August 1996. Mr. Bodian has approximately twenty years of experience in management consulting and investment banking with Kearney Management Consultants, Warburg Paribas Becker and Merrill Lynch. Mr. Bodian holds an MBA from Stanford Business School.

   R. CHADWICK PAUL, JR. has served as Vice President of Conversion for NEXTLINK, a competitive local exchange carrier, since 1998 and was Vice President of Business Services from 1997 to 1998. Mr. Paul served as President of Chadwick Telecommunications Corporation, a long distance carrier with customers in 38 states, from 1983 through 1997. Since 1976, he has also been President of Chadwick Telephone, a company that sells, services and installs telephone systems and equipment. Mr. Paul holds an MBA and a B.S. in Economics, both from Lehigh University.

   RONALD J. SALAZAR, PH.D. has been a director of Equalnet since March 1998. Dr. Salazar received his Ph.D. in business administration from the University of Texas in 1990 in the area of Strategic Management and Competitive Strategy. Since 1995, Dr. Salazar has been a partner in the management consulting firm of Palladian Analysis & Consulting, LLC in Houston, Texas. From 1988 through 1994, Dr. Salazar taught management courses as an assistant professor at the University of Houston and Idaho State University. Dr. Salazar is married to director Mark A. Willis's aunt.

Committees of the Board of Directors and Meeting Attendance

   During the fiscal year ended June 30, 1998, we held nine meetings. Each director attended at least 75% of the total combined number of meetings held by us and by the committees on which each director served.

   During the fiscal year ended June 30, 1999, we held 21 meetings. Each director attended 100% of all meetings held by us and by the committees on which each director served, with the exceptions of James T. Harris, who attended two-thirds of the meetings held while he was a director, and Robert H. Turner, who attended 14% of the meetings held while he was a director.

   We have an audit committee and a compensation committee. Mitchell H. Bodian, John Isaac "Ike" Epley and Ronald J. Salazar were the only members of each of the audit committee and the compensation committee during fiscal 1999. Mr. Bodian resigned from each of those committees effective July 13, 1998 when he became an officer and employee of the Company. Mr. Epley resigned as a director of the Company and consequently also as a member of the audit and compensation committees on January 10, 2000, leaving Dr. Salazar as the sole member of the audit and compensation committees. We have not established an executive or nominating committee. Board nominees are proposed by management.

   The audit committee:

  .  recommends to us the appointment of Equalnet's independent auditors,

  .  reviews their fees,

  . ensures that proper guidelines are established for the dissemination of financial information,

  . meets periodically with the independent auditors, the Board and certain officers of Equalnet and its subsidiaries to ensure the adequacy of internal controls and reporting,

  .  reviews consolidated financial statements, and

  .  performs any other duties or functions deemed appropriate by the Board.

The audit committee held one meeting during the fiscal year ended June 30, 1998 and did not meet during the fiscal year ended June 30, 1999.

   The compensation committee awards options and stock awards pursuant to Equalnet's stock option and restricted stock award plans, and determines the terms and conditions of such options and awards, including (1) the persons to whom such options and stock awards will be granted and (2) the form, terms and provisions of any agreement pursuant to which such options or stock awards are awarded. This committee also considers compensation matters for Equalnet's executive officers. The compensation committee held two meetings during the fiscal year ended June 30, 1998 and two meetings during the fiscal year ended June 30, 1999.

Compensation of Directors

   Each non-employee director is paid $20,000 per year, plus $1,500 for each meeting of the Board that he personally attends, $1,500 for each meeting of a committee of the Board that he personally attends and $500 for each meeting in which he participates by telephone. Equalnet reimburses its non-employee directors for ordinary and necessary expenses incurred in attending Board or committee meetings. Equalnet has adopted Equalnet's 1995 Non-Employee Director Stock Option Plan (as amended in May 1998, the "Director Plan"), pursuant to which each non-employee director receives:

  . options to purchase a number of shares of common stock equal to $60,000 divided by the average of the highest and lowest price of the common stock the day before the date of his election as a director ("Fair Market Value"), and

  . options to purchase a number of shares of common stock equal to $30,000 divided by the Fair Market Value of the common stock the day before each annual meeting of Equalnet's shareholders for each year thereafter.

These options have an exercise price equal to the Fair Market Value of the common stock. The initial grants vest over three years in 33 1/3% increments and the annual grants vest six months from the date of grant. Employee directors of Equalnet do not receive any additional compensation from Equalnet for their services as directors.

   In March, 1999, certain directors of the Company agreed to receive at least a portion of their compensation for serving on the board of directors in common stock rather than in cash (see Proposal 5).

Required Vote

   A Voting Shareholder entitled to vote for the election of directors may withhold authority to vote for any or all of the Nominees. Nominees receiving at least the votes of the holders of a plurality of the shares of Common Stock and Series B Preferred held by the Voting Shareholders present in person or by proxy at the meeting and voting for the position for which such Nominee has been nominated will be elected as directors. If not otherwise indicated, proxies will be voted "FOR" the election of each director nominee. Abstentions and broker non-votes will not be treated as a vote for or against any of the Nominees and will have no effect on the outcome of the elections.

   Any vacancies that occur during the year may be filled by an individual appointed by the Board of Directors to serve for the remainder of the term of that director position.

Recommendation of the Board of Directors

   We Recommend that You Vote "FOR" the Election of Each of the Nominees.

           PROPOSAL 4: TO APPROVE THE ISSUANCE OF WARRANTS TO CERTAIN
                          OFFICERS AND FORMER OFFICERS

   At the Meeting, you will be asked to vote in favor of a proposal to approve the issuance of warrants to certain officers and former officers of Equalnet to purchase shares of Equalnet common stock at an exercise price of $0.25 per share. The closing price for the common stock on the day before the Board of Directors' approval of the warrants, which approval occurred on April 27, 2000 was $0.24 per share. The warrants are to be issued to the individuals named below as follows:

   Mitchell H. Bodian...... .  3,000,000 shares of Common Stock to vest immediately upon approval by the shareholders,
                               with a second warrant for the purchase of up
                               to 2,000,000 shares of Common Stock to vest on
                               December 31, 2000, subject only to Mitchell H.
                               Bodian not voluntarily resigning as Chief
                               Executive Officer of Equalnet prior to that
                               date or not being removed from the position of
                               Chief Executive Officer of Equalnet by the
                               Board of Directors for cause prior to that
                               date.
   David Kerr.............. .  1,000,000 shares of common stock to vest immediately upon approval by the shareholders.
   Dean H. Fisher.......... .  700,000 shares of common stock to vest immediately upon approval by the shareholders.

   The warrants will have customary anti-dilution provisions, will provide the holders with registration rights to have the underlying shares included in the next registration statement filed by Equalnet, and will be exercisable for 7 years from the date of the grant. In the event of a reverse stock split, such as that proposed under Proposal 1, the number of shares for which the warrants would be exercisable would be adjusted in relation to the stock split in the same manner as if the shares were issued on the day before the reverse stock split; however the exercise price of the warrant shares would not be adjusted.

   Mr. Bodian became Chief Executive Officer of Equalnet on short notice at a time when Equalnet was in severe financial distress. He has spent many hours and incurred significant personal sacrifice to take Equalnet from a significant negative cash flow position to almost cash flow neutral in less than one year.

   Mr. Kerr became Chief Financial Officer of Equalnet at a time when Equalnet was in severe financial distress and in need of strong cash flow management, which he provided. These warrants recognize the value of the service Mr. Kerr rendered on behalf of Equalnet.

   Mr. Fisher has served as Equalnet's General Counsel from its inception until the appointment of Mr. Bruce N. Shortt to that position on April 3, 2000. He was the only remaining member of management after two significant management changes were made during calendar year 1998. He spent many hours representing Equalnet and its subsidiaries under difficult situations, including the preparation and negotiation of the Plan, which has now been successfully confirmed and consummated.

Required Vote

   The affirmative vote of a majority of the issued and outstanding shares of Common Stock and Series B Preferred held by the Voting Shareholders present and voting at the Meeting, either in person or by proxy, is required to approve the issuance of the warrants. If not otherwise indicated, proxies will be voted "FOR" approval of this proposal. Abstentions and broker non-votes will not be treated as either a vote for or against approval of the issuance. Therefore, abstentions and broker non-votes will have no effect on the approval of the issuance.

Recommendation of the Board of Directors

   We believe the issuance of the warrants is appropriate. The Board of Directors, with Mr. Bodian abstaining, unanimously approved the issuance of the warrants. WE UNANIMOUSLY (WITH MR. BODIAN ABSTAINING) RECOMMEND THAT YOU VOTE "FOR" THE APPROVAL OF THE ISSUANCE OF THE WARRANTS.

         PROPOSAL 5: TO RATIFY THE ISSUANCE OF COMMON STOCK TO CERTAIN
                             DIRECTORS AND OFFICERS

   At the meeting, you will be asked to vote in favor of a proposal to ratify the issuance of common stock to certain directors and officers of Equalnet in full payment of all director fees owned to such individuals through March 9, 1999. The common stock was issued to the individuals named below as follows:

       Mitchell H. Bodian...... . 23,777 shares of unregistered common stock.
       Mark A. Willis.......... . 30,747 shares of unregistered common stock.
       John Isaac "Ike" Epley.. . 19,243 shares of unregistered common stock.
       Ronald J. Salazar....... . 62,529 shares of unregistered common stock.

   The number of shares issued to each of the above-referenced directors represents the quotient of (A) the director fees owed to that director and (B) $0.50. The closing price for shares of common stock on the day prior to the agreement to issue such shares was $0.48.

Required Vote

   The affirmative vote of a majority of the issued and outstanding shares of Common Stock and Series B Preferred held by the Voting Shareholders present and voting at the Meeting, either in person or by proxy, is required to ratify the issuance of the common stock. If not otherwise indicated, proxies will be voted "FOR" ratification of this proposal. Abstentions and broker non-votes will not be treated as either a vote for or against ratification of the issuance. Therefore, abstentions and broker non-votes will have no effect on the ratification of the issuance.

Recommendation of the Board of Directors

   We believe the issuance of the common stock was appropriate. The members of the Board of Directors who were present at the meeting of the Board of Directors at which the issuance was approved (each of whom received stock in the issuance) unanimously approved the issuance of the common stock. Robert H. Turner, the only member (as of the date the issuance was approved) of the Board of Directors who did not receive shares pursuant to the issuance, did not attend the meeting of the Board of Directors at which the issuance was approved. WE RECOMMEND THAT YOU VOTE "FOR" THE RATIFICATION OF THE ISSUANCE OF THE COMMON STOCK.

            PROPOSAL 6: TO APPROVE THE WAIVING OF THE CONVENING AND
             CONDUCTING OF THE 1998 ANNUAL MEETING OF SHAREHOLDERS

   The Company postponed the convening and conducting of the 1998 Annual Meeting of shareholders in order to include in the resolutions to be considered by the shareholders matters relating to anticipated transactions which the rules and regulations of Nasdaq would require to be submitted for shareholder approval. The Company did this in part to avoid the expense of having to conduct a special meeting of shareholders in addition to the expenses normally associated with an annual meeting of shareholders. The Company had hoped to conduct a single meeting to address the issues normally presented at an annual meeting of shareholders as well as the matters which would have required an affirmative vote of shareholders to comply with the rules and regulations of Nasdaq.

   Subsequently, the Company's shares of Common Stock were moved from listing on the Nasdaq National Market and later the Nasdaq SmallCap Market to the OTC Bulletin Board, effectively removing the transactions in question from the requirements of the rules and regulations of Nasdaq with respect to these matters. Compliance with the rules and regulations of Nasdaq was the primary reason for the submission of these matters to a vote of the shareholders of the Company.

Required Vote

   The affirmative vote of a majority of the issued and outstanding shares of Common Stock and Series B Preferred held by the Voting Shareholders present and voting at the Meeting, either in person or by proxy, is required to approve the proposal. If not otherwise indicated, proxies will be voted "FOR" approval of this proposal. Abstentions and broker non-votes will not be treated as either a vote for or against approval of the proposal. Therefore, abstentions and broker non-votes will have no effect on the approval of the proposal.

Recommendation of the Board of Directors

   We believe the failure to convene and conduct the 1998 Annual Meeting of Shareholders was, in the business judgment of the Board of Directors, proper. WE UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE APPROVAL OF THE PROPOSAL.

         PROPOSAL 7: TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

   At the recommendation of the audit committee, we appointed Ernst & Young LLP ("Ernst & Young") to serve as the principal independent auditors for Equalnet and its subsidiaries for the 1999 fiscal year.

   We intend to submit the appointment to the Voting Shareholders for ratification at the Meeting. Ernst & Young has served as EqualNet Corporation's auditors from the 1992 fiscal year through the 1995 fiscal year, and has served as Equalnet's auditors from the 1995 fiscal year through the 1998 fiscal year. We are advised that no member of Ernst & Young has any direct or material indirect financial interest in Equalnet or, during the past six years, has had any connection with Equalnet in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Although we are not required by law to submit this matter to the shareholders, we will reconsider our appointment of Ernst & Young if the appointment is not ratified by the Voting Shareholders.

Required Vote

   Ratification of our appointment of Ernst & Young to serve as the principal independent auditors for Equalnet and its subsidiaries for the 1999 fiscal year will require the affirmative vote of the majority of shares of Common Stock and Series B Preferred held by the Voting Shareholders represented at the Meeting, in person or by proxy. If not otherwise indicated, proxies will be voted "FOR" ratification of this proposal. Abstentions and broker non-votes will not be treated as either a vote for or a vote against ratification of our appointment of Ernst & Young.

Recommendation of the Board of Directors

   WE RECOMMEND THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS FOR EQUALNET AND ITS SUBSIDIARIES FOR THE 1999 FISCAL YEAR.

  PROPOSAL 8: AMENDMENT OF THE COMPANY'S EMPLOYEE STOCK OPTION AND RESTRICTED
                                   STOCK PLAN

   At the meeting the shareholders of the Company will be asked to vote on a proposal (the "Amendment") to amend the Company's Employee Stock Option and Restricted Stock Plan (the "Employee Plan"). Approval of the Amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock and Series B Preferred that are outstanding as of the Record Date.

Reasons for the Amendment

   The Board of Directors believes it is in the best interest of the Company to attract and retain the services of experienced and knowledgeable employees and to provide an incentive for such employees to increase their proprietary interest in the Company's long-term success and progress. The Employee Plan is designed to provide certain full time key employees, including officers and employee directors of the Company and its subsidiaries (approximately 100 persons at June 30, 1999) with additional incentives to promote the success of the Company's business and to enhance the Company's ability to attract and retain the services of qualified persons. The Employee Plan Amendment would provide the Company with additional shares to be granted pursuant to options and restricted stock awards under the Employee Plan and would allow the Company greater flexibility in granting such awards.

Certain Considerations

   Shareholders should note that certain disadvantages may result from the adoption of the Employee Plan Amendment, including a reduction in their interest of the Company with respect to earnings per share, voting, liquidation value and book and market value per share if options to acquire the authorized shares of Common Stock are granted and subsequently exercised or if the restricted stock is granted and subsequently vests.

Description of Employee Plan

   Pursuant to applicable federal securities laws, the Company is required to furnish to its shareholders in the proxy statement certain information with respect to the Employee Plan. The following summary does not purport to be a complete summary of the Employee Plan and is qualified in its entirety by reference to such plan.

   The Employee Plan was adopted by the Board of Directors and approved by the shareholders in February 1995. The Employee Plan authorized a committee of the Board of Directors to issue options intended to qualify as incentive stock options ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), stock options that are not intended to confirm to the requirements of the Code Section ("Non-ISOs") and restricted stock awards.

   The Employee Plan is designed to provide certain full-time key employees, including officers and employee directors of the Company and its subsidiaries (approximately 100 persons at June 30, 1999), with additional incentives to promote the success of the Company's business and to enhance the Company's ability to attract and retain the services of qualified persons. The Employee Plan is to be administered by a committee (the "Committee") of no less than two persons appointed by the Board of Directors. Committee members may not be employees of the Company and must be disinterested persons. Under the Employee Plan, options to purchase Common Stock and restricted stock awards of Common Stock, up to an aggregate of 4,000,000 shares of Common Stock, may be granted by the Committee. The maximum number of shares of Common Stock subject to options that may be awarded under the Employee Plan to any employee during any consecutive 12 month period is 750,000. The maximum number of shares of Common Stock that may be awarded under the Employee Plan to any employee pursuant to restricted stock awards during any consecutive 12 month period is 200,000. The exercise price of an option granted pursuant to the Employee Plan is determined by the Committee on the date the option is granted and may not be less than the fair market value of the shares of

Common Stock on such date. In the case of a grant to an employee who owns ten percent or more of the outstanding shares of Common Stock (a "10% Shareholder"), the exercise price of each option under the Employee Plan may not be less than 110% of the fair market value of the Common Stock on the date of the grant. No option may be granted under the Employee Plan for a term of more than ten years. In the case of a 10% Shareholder, no option that is an ISO may be granted that is exercisable for more than five years from the date of grant. To the extent that the aggregate fair market value (determined as of the date the option is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by the option holder in any calendar year (under this Employee Plan and any other incentive stock option plans of the Company and any parent and subsidiary corporation within the meaning of Section 424 of the Code) exceeds $100,00, the options must be treated as Non-ISOs. In making this determination, options shall be taken into account in the order in which they were granted. No options were granted under the Employee Plan prior to the end of fiscal 1996. In July 1996, the Company granted options to purchase 45,000, 45,000, and 17,500 shares of Common Stock to Messrs. Zane Russell, Michael L. Hlinak and Dean H. Fisher, respectively. In January 1997, the Company granted additional options to purchase 45,000, 45,000 and 17,500 shares of Common Stock to Messrs. Russell, Hlinak and Fisher, respectively. In March, 1999, the Company granted options to purchase 500,000 shares of Common Stock to Bill Rhodes. In August 1999, the Company granted options to purchase 300,000 shares of Common Stock to Michael Gallagher. In December 1999, the Company granted options to purchase 250,000 shares of Common Stock to Forrest Robinson, an employee-director of a subsidiary of the Company.

   Under the Employee Plan, the Committee also may issue shares of restricted stock to employees for no payment by the employee or for a payment below the fair market value on the date of grant. The restricted stock is subject to certain restrictions described in the Employee Plan. Restricted stock will constitute issued and outstanding Common Stock for all corporate purposes. Subject to the terms of the Employee Plan and the recipient's agreement with respect to the award, the recipient will have the right to vote the restricted stock awarded to such recipient and to receive and retain all regular cash dividends, and to exercise all other rights, powers, and privileges of a holder of Common Stock with respect to such restricted stock. In 1995, the Company granted restricted stock awards for an aggregate of 63,638 shares of Common Stock to certain key employees, none of whom were directors or named executive officers. These employees were not required to make any payment for these restricted stock awards, which vested over five years from the grant date in 20% increments. Restrictions on transfer and forfeiture provisions upon termination of employment applied to the restricted stock covered by the awards for a period of five years, after which time the restrictions lapsed and the stock was owned by the employees free of further restrictions under the Employee Plan. The Company granted no restricted stock awards during the fiscal 1996, 1997, 1998 or 1999 years.

The Employee Plan Amendment

   The Employee Plan currently provides (i) that options to purchase Common Stock and restricted stock awards of Common Stock may be granted with respect to an aggregate of up to 4,000,000 shares of Common Stock; (ii) that the maximum number of shares of Common Stock subject to options that may be awarded to any one employee in any consecutive 12 month period under the Employee Plan is 750,000; and (iii) that the maximum number of shares of Common Stock that may be awarded to any one employee pursuant to restricted stock awards in any consecutive 12 month period under the Employee Plan is 200,000. The Employee Plan Amendment would increase the aggregate number of shares of Common Stock with respect to which such awards could be granted to 8,000,000 and to increase the maximum number of shares of common stock that may be awarded to any one employee in any consecutive 12 month period from 750,000 to 1,000,000 shares. The Board of Directors has adopted the Employee Plan Amendment and directed that it be presented to the shareholders for their approval.

Employee Plan Amendment Benefits

   Non-employee directors are not eligible to receive awards under the Employee Plan. The benefits or amounts that will be received by or allocated to the executive officers and employees of the Company under the

Employee Plan Amendment are not determinable, as the Employee Plan does not provide for any automatic grants but is administered by the Committee. No options were granted under the Employee Plan prior to the end of fiscal 1996. In fiscal 1997, the Company granted options to purchase 90,000, 90,000, and 35,000 shares of Common Stock to Messrs. Zane Russell, Michael L. Hlinak and Dean H. Fisher, respectively, and options to purchase an aggregate of 281,000 shares of Common Stock to employees other than executive officers. In fiscal 1998, the Company granted options to purchase an aggregate of 1,350,000 shares of Common Stock to employees other than executive officers. In fiscal 1999, the Company granted options to purchase 500,000 shares of Common Stock to Mr. Bill Rhodes and options to purchase an aggregate of 1,535,000 shares of Common Stock to employees other than executive officers.

Federal Tax Consequences

   Options granted under the Employee Plan may be either ISOs which satisfy the requirements of Section 422 of the Code of Non-ISOs which are not intended to meet these requirements. The federal income tax treatment for the two types of options differs as follows.

   In general, no tax consequences should result from the grant to or exercise by an employee of an ISO under the Employee Plan. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a disposition.

   For federal income tax purposes, dispositions are either qualifying or disqualifying. An optionee makes a qualifying disposition of the purchased shares if he sells or otherwise disposes of the shares after holding them for more than two years after the date the option was granted and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition, a disqualifying disposition will result.

   Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares generally will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain. If, however, the disqualifying disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized, the amount of ordinary income realized by the optionee cannot exceed the amount on the sale or exchange over the exercise price paid for the shares.

   If the optionee makes a disqualifying disposition of the purchased shares, the Company will be entitled to an income tax deduction for the taxable year in which the disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

   No taxable income is recognized by an optionee upon the grant of a Non-ISO. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the date of exercise over the exercise over the exercise price paid for the shares. The Company is entitled to a deduction in the same amount as the income recognized by the optionee, provided that the Company withholds income tax with respect to that amount if the optionee is an employee.

   In general, the recipient of a restricted stock award will recognize income as the award vests. The Company will be entitled to a deduction for the income attributable to the restricted stock, subject to certain limitations that apply if the recipient's aggregate compensation is greater than $1,000,000. Although amounts in excess of $1,000,000 may not, under certain circumstances, be deductible by the Company, the Company does not anticipate that any recipient's compensation will exceed the $1,000,000 limit on deductions.

Required Vote

   Approval of the Employee Plan Amendment requires the affirmative vote of the holders of a majority of the combined shares of Common Stock and Series B Preferred that are voted at the meeting in person or by proxy. If not otherwise provided, proxies will be voted "FOR" approval of the Employee Plan Amendment. Abstentions will not be counted as shares voting on the proposal, and, therefore, an abstention will have no effect on the outcome of the proposal. A broker non-vote will not be treated as a share entitled to vote on the proposal and will not be considered as a vote for or against the proposal. Therefore, a broker non-vote will have no effect on the outcome of the proposal.

Recommendation of the Board of Directors

   For the reasons set forth above, the Board of Directors believes the Employee Plan Amendment is in the best interests of the Company's shareholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE EMPLOYEE PLAN AMENDMENT.

                      EXECUTIVE OFFICERS AND COMPENSATION

   The following table sets forth the names, ages and titles of Equalnet's executive officers:

                  Name                Age Position with Equalnet
                  ----                --- ----------------------
   Mitchell H. Bodian...............   48 President, Chief Executive Officer
                                           and Director
   William D. Rhodes, Jr. ..........   51 Chief Operating Officer
   Bruce N. Shortt..................   48 Executive Vice President,
                                           Secretary and General Counsel

   For further information regarding the background of Mr. Bodian, see "Background of Directors and Nominees."

   WILLIAM D. RHODES, JR. became Chief Operating Officer of Equalnet in March 1999. Mr. Rhodes has over 12 years of executive telecommunications management experience, including roles as Marketing and Sales Director, Vice President/Chief Operating Officer and President. Mr. Rhodes was President of Valu-Line of Longview, a switch-based interexchange carrier with competitive local exchange carrier authority in the state of Texas, from 1996 until 1999, and Vice President and Chief Operating Officer of Advanced Communications Group, a switch-based interexchange carrier with competitive local exchange carrier authority in the state of Texas, from 1998 until 1999. During the prior 20 years, Mr. Rhodes served in various capacities, including Marketing and Sales Director, for Rockwell International, a diversified conglomerate in electronics, communications and avionics. None of the foregoing entities is an affiliate of Equalnet. Through this experience, Mr. Rhodes acquired knowledge regarding the business operations of an interexchange carrier (IXC) and competitive local exchange carrier (CLEC), alternatives for expansion of an IXC/CLEC customer base and the necessary methods for growing corporate infrastructure while providing quality service to customers. Mr. Rhodes holds an MSEE and a BSEE from the University of Missouri at Columbia.

   BRUCE N. SHORTT has been Executive Vice President and General Counsel of the Company since April 2000. From 1995 until his employment with the Company, Mr. Shortt was an investor and also engaged in the private practice of law. From 1987 to 1995 Mr. Shortt was an attorney with the law firm of Weil, Gotshal & Manges in its Houston, Texas and New York, New York offices. Mr. Shortt holds a J.D. from Harvard University and a Ph.D. from Stanford University.

   All executive officers of Equalnet hold office until the regular meeting of the Board of Directors following the annual meeting of shareholders and until their successors are elected and qualified or their earlier resignation or removal.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Compensation Committee of the Board of Directors (the "Committee"), which is composed of non-employee directors and performs the duties described above under "Committees of the Board of Directors and Meeting Attendance," has furnished the following report on executive compensation for fiscal years 1998 and 1999.

   Equalnet's compensation package is designed to benefit Equalnet's shareholders by providing a variety of incentive compensation opportunities to senior management and executive officers of Equalnet. The compensation plan consists of base salary, annual cash incentive compensation and stock reward plans (stock options and restricted stock awards).

Base Salary

   The Committee evaluates the Chief Executive Officer's performance, recommends changes to annual compensation level for future years to the Board and reviews and approves changes to compensation levels for all executive officers. In making its compensation determinations, the Committee considers a number of factors. These factors include: compensation offered by other similarly situated publicly traded companies; progress made in achieving the financial and operational objectives of the Company established by its Board of Directors; amounts required to be paid to attract qualified candidates for the position and other factors relating to the issues being faced by the Company and its management at the time of the determination which the Committee deems to be relevant.

Annual Incentive Compensation

   Equalnet's executive officers and other management employees are eligible to receive annual cash bonus awards that may, in the discretion of the Committee, be issued. None of the executive officers received a bonus during either the fiscal year ended June 30, 1998 or June 30, 1999.

Stock Incentive Programs

   The Committee believes that compensation in the form of stock provides an incentive for management to increase shareholder value by closely aligning management compensation with the performance of the common stock. Equalnet has adopted the Employee Plan, under which the Committee may authorize grants of stock options and restricted stock awards. During fiscal year 1998, the Committee did not award shares of restricted stock to members of senior management or key employees. During fiscal year 1999, the Committee awarded, subject to the satisfaction of various vesting requirements, options to acquire 500,000 shares of common stock to a member of senior management and options to acquire 1,535,000 shares of common stock to key employees.

                                          THE COMPENSATION COMMITTEE

                                          RONALD J. SALAZAR, PH.D.

Summary of Compensation

   The following table summarizes compensation information concerning the Chief Executive Officer and each of Equalnet's most highly compensated executive officers and employees as to whom total annual salary and bonus for the fiscal years ended June 30, 1998 and 1999 exceeded $100,000 (the "Named Executive Officers and Employees").

                              ANNUAL COMPENSATION

                                                        Common
                                                        Stock
                                Fiscal                Underlying    All Other
Name and Principal Position      Year   Salary  Bonus  Options   Compensation(1)
---------------------------     ------ -------- ----- ---------- ---------------
Mitchell H. Bodian.............  1999  $204,818   --        --       $   24
 President, Chief Executive      1998                                    --
 Officer and Director            1997                                    --

Robert H. Turner...............  1999  $ 14,423   --        --       $  658
 former Chief Executive Officer  1998   100,961                       3,076
 and Director                    1997        --                          --

Zane Russell...................  1999  $     --   --        --       $   --
 former Chairman of the Board,   1998   142,931   --        --        6,073
 Director, Chief Executive       1997   178,000   --    90,000        3,498
 Officer and President

Michael L. Hlinak..............  1999  $     --   --        --       $6,846
 former Executive Vice           1998   175,182   --        --        6,434
 President, Chief Financial      1997   155,000   --    90,000        3,607
 Officer and Chief
 Operating Officer

Dean H. Fisher.................  1999  $167,887   --        --       $9,713
 former General Counsel, Senior  1998   129,800   --        --        6,059
 Vice President and Secretary    1997   129,000   --    35,000        3,451

--------
(1) Represents contributions in 1997 by Equalnet under Equalnet's 401(k) Plan for Messrs. Russell, Hlinak and Fisher of $1,676, $1,785, and $1,676, respectively, and health insurance premiums paid in 1997 by Equalnet for Messrs. Russell, Hlinak and Fisher of $1,823, $1,823, and $1,775, respectively. Represents contributions in 1998 by Equalnet under Equalnet's 401(k) Plan for Messrs. Russell, Hlinak and Fisher of $2,651, $661, and $3,894, respectively, and health insurance premiums paid in 1998 by Equalnet for Messrs. Turner, Russell, Hlinak and Fisher of $3,076, $3,422, $5,773, and $2,165, respectively. Represents contributions in 1999 by Equalnet under Equalnet's 401(k) Plan for Mr. Fisher of $2,136, and health insurance premiums paid in 1999 by Equalnet for Messrs. Bodian, Fisher, Hlinak and Turner of $24, $7,577, $6,846, and $658, respectively.

Warrant and Option Grants in Fiscal 1998

   Equalnet did not grant options to any of the Named Executive Officers and Employees during fiscal 1998. The following table sets forth information regarding the value of unexercised warrants and options held by the Named Executive Officers and Employees. None of the Named Executive Officers and Employees exercised any warrants or options in fiscal year 1998.

                            Number of Shares of
                          Common Stock Underlying     Value of Unexercised
                         Unexercised Warrants and   In the Money Warrants and
                         Options at June 30, 1998  Options at June 30, 1998(1)
                         ------------------------- ---------------------------------
Name                     Exercisable Unexercisable Exercisable        Unexercisable
----                     ----------- ------------- ---------------    --------------
Robert H. Turner........       --          --                     --                 --
Zane Russell............   90,000          --        $         5,400                 --
Michael L. Hlinak.......   90,000          --        $         5,400                 --
Dean H. Fisher..........   35,000          --                     --                 --

--------
(1) The value of each unexercised in-the money warrant or option is equal to the difference between the closing price of the common stock on the Nasdaq National Market on June 30, 1998 of $2.06 per share and the exercise price of the warrant or option.

Warrant and Option Grants in Fiscal 1999

   Equalnet granted the following options to Named Executive Officers and Employees during fiscal 1999. The following table sets forth information regarding the value of unexercised warrants and options held by the Named Executive Officers and Employees. None of the Named Executive Officers and Employees exercised any warrants or options in fiscal year 1999.

                            Number of Shares of
                          Common Stock Underlying     Value of Unexercised
                         Unexercised Warrants and   In the Money Warrants and
                         Options at June 30, 1999  Options at June 30, 1999(1)
                         ------------------------- -------------------------------
Name                     Exercisable Unexercisable Exercisable      Unexercisable
----                     ----------- ------------- ------------     --------------
Mitchell H. Bodian......      --             --                  --                 --
William D. Rhodes.......      --        500,000                  --     $         0.00

--------
(1) The value of each unexercised in-the money warrant or option is equal to the difference between the closing price of the common stock on the Nasdaq SmallCap Market on June 30, 1999 of $0.68 per share and the exercise price of the warrant or option.

                            PERFORMANCE PRESENTATION

   The following performance graph compares the performance of the common stock on an indexed basis to the Center for Research in Security Prices ("CRSP") Index for The Nasdaq Stock Market (US Companies) and a CRSP index of Nasdaq Stock Market telephone communications companies (SIC codes 4810 through 4819). Information with respect to the common stock, the CRSP Index for The Nasdaq Stock Market (US Companies) and a CRSP index of Nasdaq Stock Market telephone communications companies (SIC codes 4810 through 4819) is from March 9, 1995, the date on which the common stock first began public trading. The graph assumes that the value of the investment in the common stock and each index was $100 at March 9, 1995, and that all dividends were reinvested. Equalnet will provide the names of the companies included in the telephone communications index (SIC codes 4810 through 4819) upon written request to the Investor Relations Department of Equalnet.

                COMPARISON OF 52 MONTH CUMULATIVE TOTAL RETURN*
                   AMONG EQUALNET COMMUNICATIONS CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE NASDAQ TELECOMMUNICATIONS INDEX


                        [PERFORMANCE GRAPH APPEARS HERE]

* $100 invested on 3/9/95 in stock or index including reinvestment of dividends. Fiscal year ending June 30.

                           March 9, June 30, June 30, June 30, June 30, June 30,
                             1995     1995     1996     1997     1998     1999
                           -------- -------- -------- -------- -------- --------
Equalnet Communications
 Corp....................   100.0    134.8     34.8     18.5      18.5     6.18
Nasdaq Stock Market......   100.0    117.3    150.8    183.4    241.89   346.33
Nasdaq Stock Market
 Telephone Communications
 Companies (SIC 4810-4819
 US Companies)...........   100.0    108.3    150.0    181.4    261.43   415.67

   Note: The indices are reweighed daily, using the market capitalization on the previous trading day.

                             EMPLOYMENT AGREEMENTS

   Equalnet terminated an executive employment agreement with Zane Russell during the second half of fiscal year 1998. Ongoing payments due to Mr. Russell are as follows: severance payments through January 31, 1999 at an annualized rate of $87,500 and forgiveness and cancellation of the remaining balance under a $75,000 note payable by Mr. Russell to Equalnet. Additionally, Equalnet issued a warrant to Mr. Russell for the purchase of up to 90,000 shares of common stock at an exercise price of $2.00 per share. Equalnet is currently in default on its severance payments to Mr. Russell.

   Mr. Russell has agreed that for a period of time ending June 1, 1999 he will not engage in or participate in any business engaged in the sale or marketing of long-distance service within the United States, employ any of Equalnet's employees or induce any of Equalnet's employees to leave their employment with Equalnet.

   Equalnet terminated an executive employment agreement with Michael L. Hlinak during the second half of fiscal year 1998. On April 7, 1999, Equalnet executed an agreement with Michael L. Hlinak, former Chief Operating Officer, in which Equalnet issued 100,000 shares of common stock to Mr. Hlinak in exchange for a release of all remaining severance obligations of Equalnet to Mr. Hlinak. Equalnet has agreed to register the shares transferred to Mr. Hlinak for resale under the next registration statement Equalnet files.

   Mr. Hlinak has agreed that for a period of two years after termination he will not engage in or participate in any business engaged in the sale or marketing of long-distance service within the United States, employ any of Equalnet's employees or induce any of Equalnet's employees to leave their employment with Equalnet.

   In February 1999, Equalnet entered into an Employment Agreement with William
D. Rhodes, Jr., Equalnet's Chief Operating Officer, pursuant to which Equalnet is required to grant to Mr. Rhodes, under Equalnet's Employee Stock Option and Restricted Stock Plan, options to purchase an aggregate of 500,000 shares of common stock at an exercise price of $1.00 per share. One-third of the options vested on February 8, 2000, one-third vests on February 8, 2001 and one-third vests on February 8, 2002.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Mr. Bodian, Mr. Epley and Dr. Salazar served as members of the compensation committee at various times during fiscal years 1998 and 1999.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   On February 11, 1997, Equalnet issued to The Furst Group, Inc., a New Jersey corporation ("Furst Group") and an accredited investor, a $3,000,000 note bearing interest at the rate of 10% per year and maturing December 31, 1998 (the "Furst Note") and a warrant for the purchase of up to 1,500,000 shares of common stock at an exercise price of $2.00 per share (the "Furst Warrant"), together with certain rights in the event of a change of control. On March 9, 1998, Equalnet and Furst entered into an Exchange Agreement (the "Exchange Agreement") pursuant to which Furst exchanged the Furst Note, the Furst Warrant and the aforementioned rights for 3,000 shares of Series B preferred stock and 322,000 shares of common stock (representing the accrued and unpaid interest on the Furst Note). The Exchange Agreement enabled Equalnet to reduce its debt and increase its tangible net worth while allowing Furst to maintain a liquidation preference over the common stock with respect to its initial $3,000,000 investment.

   The Series B preferred stock consists of 3,000, shares all of which were issued in connection with the Exchange Agreement. Each share of Series B preferred stock has a stated value of $1,000 and is entitled to receive dividends only if, as and when the Board of Directors declares dividends on the common stock. Each share of Series B preferred stock is convertible initially into 500 shares of common stock (for an aggregate of 1,500,000 shares), subject to adjustment pursuant to certain anti-dilution provisions. (Each share of Series B preferred stock automatically converts into common stock, based upon the conversion rate then in effect, on April 30, 2000.)

   If Equalnet were to be liquidated, the holders of the Series B preferred stock would be entitled to receive out of the assets of Equalnet $1,000 per share before any distributions would be made to holders of common stock. Each shares of Series B preferred stock generally entitles the holder thereof to one vote on matters submitted to the holders of common stock for approval, with the holders of common stock and Series B preferred stock voting as a single class. Holders of Series B preferred stock will be entitled to vote as a class on transactions involving an amendment or waiver of the rights of holders of Series B preferred or in the creation of a series of shares with liquidation rights equal to or greater than the Series B preferred stock.

   On March 6, 1998, the shareholders of Equalnet approved certain transactions detailed below:

   On March 6, 1998, as a result of various transactions, Willis Group and its affiliates obtained the right to nominate for shareholder approval four of the seven members of the Board of Directors of Equalnet. Willis Group beneficially owns more than five percent of Equalnet's voting securities. Mark A. Willis, the Chairman of the Board of Directors of Equalnet, owns a 48.5% membership interest in Willis Group.

   On October 1, 1997, Equalnet issued to Willis Group a $1,000,000 Convertible Secured Note, bearing interest at the rate of 12% per year and maturing April 1, 1998 (the "October Note"), and a warrant for the purchase of up to 200,000 shares of common stock at an exercise price of $1.00 per share, subject to adjustment (the "October Warrant"). The October Warrant is exercisable for five years. As of the date of issuance of the October Note Equalnet recorded an interest charge of $150,000 to record the impact of the debt being convertible at a discount to market. On March 5, 1998, the October Note and accrued interest were exchanged for 1,050,000 shares of common stock.

   Under the terms of several related agreements (the "Agreements") among Equalnet, Willis Group and MCM Partners entered into on December 2, 1997, Equalnet acquired nine telecommunications switches (the "Switches") from Willis Group for aggregate consideration consisting of $5,850,000 in cash, 1,400,000 shares of common stock, and warrants to purchase an additional 400,000 shares of common stock. Equalnet secured financing of $6,050,000 for the cash portion of the consideration through an unaffiliated third party lender, which loan is secured by the Switches, bears interest at an annual rate of 6.42% above an index rate based on U.S. Treasury Notes and is payable in 36 consecutive monthly payments. In addition, Equalnet granted a warrant for the purchase of up to 500,000 shares of Common Stock at an exercise price of $1.00 per share to Michael T. Willis, a member of Willis Group and father of director Mark A. Willis, for guaranteeing a portion of this financing. Equalnet has further agreed to pay any costs and expenses associated with maintaining a letter of credit which serves as collateral securing such guarantee.

   Under the terms of the Agreements, Equalnet acquired Netco Acquisition Corp. ("Netco"), a Delaware corporation from Netco Acquisition LLC, a Delaware limited liability company owned by Willis Group and MCM Partners. Netco held certain intangible rights and assets formerly held by Total National Telecommunications. These assets consisted of intangible rights to use certain software and codes necessary to operate the Switches. Equalnet acquired Netco for aggregate consideration consisting of approximately 3,581,633 shares of common stock, 2,000 shares of Series A preferred stock and the issuance of approximately 4,000,000 shares of common stock for $1.00 per share in cash. MCM Partners is the holder of all 1,328 issued and outstanding shares of Series A preferred stock as of the Record Date. Mitchell H. Bodian, President, Chief Executive Officer and a director of Equalnet, has been a consultant, on a fee basis, for MCM Partners and its affiliates for several years.

   On October 1, 1997, Bodian Associates ("Bodian"), an entity controlled by Mitchell H. Bodian, President and Chief Executive Officer and a director of Equalnet, entered into an investment advisory services agreement with Genesee. Under the terms of the agreement, Bodian was to provide, among other things, the following services to Genesee, Advantage Fund and their affiliates:

  . assisting and advising Genesee in connection with pursuing and implementing alternatives to maximize the value of the Genesee entities' investments in Total World Telecommunications, Inc. ("TWTI"), a party to the transactions approved at the March 5, 1998 annual meeting of the shareholders of Equalnet, and Total National Telecom, Inc. ("TNT") (including analyzing, from a financial perspective, alternatives available to the Genesee entities throughout the bankruptcy proceedings of TNT, and in negotiating the letter of intent with Willis Group and Equalnet for the creation of Netco Acquisition LLC, an entity that acquired and transferred certain network assets to Equalnet as described in the February 15, 1998 proxy statement related to, and as approved at, the March 5, 1998 annual meeting of the shareholders of Equalnet);

  . assisting and advising the Genesee entities in connection with their investment in Netco Acquisition LLC and with regard to their investment in Equalnet or other alternatives with regard to the Genesee investment in Netco Acquisition LLC;

  . assisting Netco Acquisition LLC in maximizing the cash consideration to be realized from the liquidation of the assets of Netco Acquisition LLC; and

  . providing such opinions regarding the value, from a financial point of view, of the investments of the Genesee entities in TNT and TWTI as may be reasonably be requested by Genesee.

   As compensation for these services, Genesee agreed to pay Bodian:

  . a non-refundable cash retainer of $100,000;

  . a non-recourse loan to acquire, at the face amount of the investment by the Genesee entities, an interest equal to 10% of the interest of the Genesee entities in Equalnet, or, in the event the Equalnet investment by Genesee did not "materialize", a similar sort of compensation arrangement to be negotiated between Genesee and Bodian with regard to an alternate transaction;

  . $10,000 per month on October 1, November 1, and December 1, 1997 for assistance through December 31, 1997 in regard to the causes of action related to the Genesee entities' investments in TNT and TWTI or such other services related to TNT, TWTI or Netco Acquisition LLC as Genesee reasonably requested;

  . a time based fee if Bodian's assistance is requested by Genesee after December 31, 1997;

  . certain additional compensation from Netco Acquisition LLC; and

  . reimbursement, upon Bodian's request, for any of Bodian's out-of-pocket expenses incurred in connection with any of the services.

   Further, the Genesee entities agreed to use their best efforts to cause Equalnet to retain the services of Bodian at market rates to be negotiated between Bodian and Equalnet in connection with any extraordinary corporate transactions contemplated by Equalnet and in connection with Equalnet's corporate development activities generally.

   Under the terms of the original Statement of Resolution with respect to the Series A preferred stock, the Series A preferred stock had very limited voting rights, had a stated value of $1,000 per share and were entitled to receive dividends at the rate of $80.00 per share per year, payable quarterly. Holders of Series A preferred stock had the right to convert their shares into common stock at the rate of 1,000 shares of common stock per share of Series A preferred stock (or the stated value divided by $1.00), or an aggregate of 2,000,000 shares of common stock, subject to adjustment pursuant to certain anti-dilution provisions. The Series A preferred stock had a $1,000 per share liquidation preference over Equalnet's common stock. Dividends when not paid were cumulative and bore interest at a rate of 12.0% per year. Cumulative dividends in arrears at June 30, 1998 were approximately $52,000, or $25.78 per Series A preferred stock share. Equalnet may not declare or pay dividends on the common stock unless all accrued dividends on the Series A preferred stock have been paid. Under the original terms of the Series A preferred stock, Equalnet could redeem the outstanding shares of Series A preferred stock at a price of $1,000 per share (plus any accrued and unpaid dividends and any interest thereon) if the market price of the common stock exceeded $5.00 per share.

   The terms of the Series A preferred stock have been amended. The amended Statement of Resolution provides for the payment of dividends to the holders of Series A preferred stock at the rate of $60.00 per share per year, payable quarterly. Holders of Series A preferred stock have the right to convert their shares into a number of shares of common stock equal to product of the number of shares of Series A preferred stock to be converted and the quotient of the per share conversion amount (set by the Statement of Resolutions as $1,000 plus any accrued and unpaid dividends plus interest on dividends in arrears) divided by the average market price (as defined in the Statement of Resolution). Dividend on the Series A preferred stock were current as of the Record Date.

   During the quarter ended March 31, 1998, EqualNet obtained a cash flow bridge loan of $400,000 from Netco Acquisition, LLC, an entity owned 50% by Willis Group. This note was payable on March 31, 1998 and had an interest rate of 10%. This note was secured by the accounts attributable to web page customers. This note was treated as a claim in EqualNet's bankruptcy proceedings.

   Willis Group received a finder's fee of $54,000 related to certain financing transactions that closed during fiscal year 1998. Willis Group entered into an agreement with Equalnet in April 1998 related to merger and acquisition consulting services. The agreement required Equalnet to pay Willis Group $20,000 per month beginning in May 1998, and a success fee based on a percentage of the purchase price of acquisitions closed by Equalnet. Willis Group subsequently agreed to a termination of the merger and acquisition consulting services agreement with no payments having been made or due under such agreement.

   On September 2, 1998, Equalnet executed a loan agreement in favor of Willis Group in the amount of $241,106. The loan documents certain advances Willis Group has made on Equalnet's behalf. This loan is secured by the assets of Equalnet and its subsidiaries. The related note bore interest at a rate of 11% per year and matured on January 31, 1999. This note was renewed and extended through July 31, 2000.

   Equalnet pays Willis Group $6,250 per month for consulting services performed by Mark Willis, Chairman of the Board of Equalnet, pursuant to an Independent Contractor/Consulting Agreement entered into between Equalnet and Willis Group on October 30, 1998, as modified on October 26, 1999. From October 30, 1998 through October 26, 1999, Equalnet paid Willis Group $12,500 per month for consulting services performed by Mark Willis.

   Effective July 31, 1998, the Company issued two 6% Senior Secured Convertible Notes due in 2001 (the "2001 Notes") in the amount of $1.5 million each to the Willis Group, an affiliate of the Company, and Genesee Fund Limited--Portfolio B ("Genesee"), a British Virgin Islands corporation, both accredited investors. The 2001 Notes were convertible into a variable number of shares of the Company's Common Stock. The 2001 Notes bore interest at 6% and interest payments were due each February 15, May 15, August 15 and November 15 commencing on November 15, 1998. The 2001 Notes were issued with an original issue discount ("OID") in an initial amount of $100,000 for each note.

   The 2001 Notes ranked equally with all other unsubordinated debt obligations of the Company. The Company's obligations under the 2001 Notes were secured by certain collateral pursuant to security agreements. A holder of the 2001 Note could require the Company to repurchase the 2001 Note if an event of default occurred. Events of default included among other things, the Nasdaq delisting of the Common Stock.

   In connection with the issuance of the 2001 Notes, the Company issued to each of the Willis Group and Genessee a warrant ("Warrant") to purchase 333,116 shares of Common Stock at a purchase price of $0.9006 per share. The Warrants expire on September 4, 2003.

   On June 15, 1999, Equalnet entered into a series of transactions with Willis Group, Genesee, MCM Partners and Advantage Fund Limited to modify the terms of the Series A and D Preferred Stock and to convert the Convertible Notes into Series F Preferred Stock. According to the terms of the transactions, Series A and D Preferred Stock were modified and Series F Preferred Stock was created so that they contained essentially the same provisions, including limited voting rights, except for liquidation preferences. The conversion formulas were modified to adjust the conversion floor on a semi-annual basis provided the Corporation obtains shareholder approval and implements a Reverse Stock Split similar to that described in Proposal One to a conversion price equal to 75% of the then-prevailing market price of the stock. The provisions, however, were contingent upon the Common Stock's continued listing on the NASDAQ National or SmallCap market. Under the terms of each series of Preferred Stock, there is no conversion price floor in the event the Common Stock is removed from trading on the NASDAQ SmallCap market. The Common Stock was removed from trading on the NASDAQ SmallCap market on November 17, 1999 and subsequently began trading on the Over The Counter Bulletin Board. The transactions with Willis Group, Genesee, MCM Partners and Advantage Fund Limited also call for the Corporation to register a sufficient number of shares for full conversion of the Series A, D and F Preferred Stock and grant waivers to the Corporation through January 15, 2000 for Optional Redemption Events (as defined in the Statement of Resolutions for each series) and reservation of a sufficient number of shares for full conversion of the respective series.

   The Plan empowers the trustee of the Unsecured Creditors' Trust to select a director nominee to the board of directors. The trustee, in the exercise of this authority, has selected Mr. Paul as such nominee. The Plan provides generally for the establishment of the Unsecured Creditors' Trust and payment to the trust by the plan proponents of $1.35 million plus 3,000,000 shares of common stock of Equalnet for the benefit of the unsecured creditors of EqualNet Corporation. In addition, payments are to be made of administrative claims of approximately $1.5 million.

   John Isaac "Ike" Epley, a member of Equalnet's Board of Directors, performed consulting services for Equalnet from June 1998 through March 1999. Mr. Epley has consulted on such matters as mergers, acquisitions, strategy and corporate development for Equalnet. He has been paid $85,400 to date under this arrangement.

   In February 1999, Equalnet entered into an Employment Agreement with William
D. Rhodes, Jr., Equalnet's Chief Operating Officer, pursuant to which Equalnet is required to grant to Mr. Rhodes, under Equalnet's Employee Stock Option and Restricted Stock Plan, options to purchase an aggregate of 500,000 shares of common stock at an exercise price of $1.00 per share. One-third of the options vested on February 8, 2000, one-third vests on February 8, 2001 and one-third vested on February 8, 2002.

   In July 1999, Equalnet entered into an Employment Agreement with Michael P. Gallagher to become Equalnet's Chief Financial Officer, pursuant to which Equalnet was required to grant to Mr. Gallagher, under Equalnet's Employee Stock Option and Restricted Stock Plan, options to purchase an aggregate of 300,000 shares of common stock at an exercise price of $0.56 per share for a term of five years. One-third of the options were to vest on July 26, 2000, one-third were to vest on July 26, 2001 and one-third were to vest on July 26, 2002. Mr. Gallagher terminated his employment with the Company on February 25, 2000 without vesting in any of these options.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information as of the Record Date (unless indicated otherwise), with respect to the beneficial ownership of the common stock and the Series B preferred stock of Equalnet by (1) persons known to Equalnet to be the beneficial owners of more than 5% of any class of capital stock of Equalnet, (2) each director, director nominee and Named Executive Officer of Equalnet and (3) all directors and executive officers of Equalnet as a group.

                                                              Series B
                                     Common Stock             Preferred
 Directors, Executive officers and      Number         % of   Number of % of
         5.0% Shareholders            of Shares        Class   Shares   Class
 ---------------------------------   ------------      -----  --------- -----
Michael T. Willis...................  13,954,082(1)(2) 36.8%       --     0.0%
 1701 S. Shepherd #200
 Houston, TX 77019

James T. Harris.....................  13,454,082(1)    36.0%       --     0.0%
 1701 S. Shepherd #200
 Houston, TX 77019

Willis Group........................  13,454,082(1)    36.0%       --     0.0%
 1701 S. Shepherd #200
 Houston, TX 77019

Mark A. Willis......................  13,488,162(1)(3) 36.1%       --     0.0%
 1701 S. Shepherd #200
 Houston, TX 77019

SA Telecommunications, Inc..........   2,238,800(4)     5.8%       --     0.0%
 1600 Promenade Center
 15th Floor
 Richardson, TX 75080

The Furst Group.....................   1,000,000(5)     2.7%    2,000   100.0%
 459 Oakshade Road
 Shamong, NJ 08088

James D. Kaylor.....................   1,000,000(5)     2.7%    2,000   100.0%
 916 P Street, Ste. 200
 Lincoln, NE 68508

John S. Streep......................   1,000,000(5)     2.7%    2,000   100.0%
 15841 Kilmarnock Drive
 Ft. Meyers, FL 33912

Mitchell H. Bodian..................      27,110(6)     0.1%       --     0.0%
 1250 Wood Branch Park Dr.
 Houston, TX 77079

R. Chadwick Paul....................          --        0.0%       --     0.0%
 1250 Wood Branch Park Dr.
 Houston, TX 77079

John Isaac "Ike" Epley..............      22,576(7)     0.1%       --     0.0%
 1250 Wood Branch Park Dr.
 Houston, TX 77079

Ronald J. Salazar, Ph.D.............      95,862(8)     0.3%       --     0.0%
 1250 Wood Branch Park Dr.
 Houston, TX 77079

                                                               Series B
                                         Common Stock          Preferred
 Directors, Executive officers and 5.0%     Number       % of  Number of % of
              Shareholders                of Shares      Class  Shares   Class
 --------------------------------------  ------------    ----- --------- -----
William D. Rhodes.......................    166,666(9)    0.5%     --     0.0%
 1250 Wood Branch Park Dr.
 Houston, TX 77079

Michael P. Gallagher....................         --       0.0%     --     0.0%
 1250 Wood Branch Park Dr.
 Houston, TX 77079

Dean H. Fisher..........................    267,601(10)   0.7%     --     0.0%
 1250 Wood Branch Park Dr.
 Houston, TX 77079

Robert H. Turner........................    575,000(11)   1.6%     --     0.0%
 8714 Stable Crest
 Houston, TX 77024

Zane Russell............................  1,137,556(12)   3.1%     --     0.0%
 20607 Shadow Mill Court
 Houston, TX 77450

Michael L. Hlinak.......................    190,000(13)   0.5%     --     0.0%
 19910 Erika Way
 Katy, TX 77450

Bruce N. Shortt.........................         --       0.0%     --     0.0%
 1250 Wood Branch Park Dr.
 Houston, TX 77079

--------
 (1) Includes warrants exercisable for an aggregate of 1,169,783 shares of common stock in the name of the Willis Group, LLC, but does not include 2,100 shares of Series D Preferred Stock or 1,671 shares of Series F Preferred Stock, which if converted, would convert in the aggregate into 13,267,751 shares of common stock. The terms of both the Series D and Series F Preferred Stock designation allow conversion of the respective series of preferred stock only so long as the holder seeking conversion does not hold more than 4.9% of the Company's common stock at the time of conversion. None of such shares issuable pursuant to the terms of the warrants were outstanding as of March 24, 2000. Information relating to ownership by Willis Group and Messrs. Michael T. Willis, Mark A. Willis and James T. Harris is based on Schedule 13-D/A filed with the SEC on March 9, 1999 and Schedule 13-D/A filed with the SEC on April 6, 2000. Michael T. Willis and Mark A. Willis each own 48.5% of the membership interest in Willis Group and Mr. Harris owns the remaining 3% membership interest. Michael T. Willis is the Secretary of Willis Group, Mark A. Willis is the President of Willis Group, and Mr. Harris is the Treasurer of Willis Group. According to the report, Willis Group has sole voting and dispositive power with respect to all shares other than shares or warrants held directly and Messrs. Michael T. Willis, Mark A. Willis and Harris have shared voting and dispositive power with respect to all shares other than shares or warrants held directly.
 (2)  Includes warrants for the purchase of 500,000 shares of common stock.
 (3) Includes 3,333 shares of common stock issuable upon exercise of stock options awarded under the Non-Employee Director Stock Option Plan (the "Director Plan") that are exercisable within 60 days, but does not include 1,667 shares of common stock issuable upon exercise of stock options awarded under the Director Plan that are not exercisable within 60 days.
 (4) Includes 223,880 shares of Series C Preferred Stock convertible in the aggregate into 2,238,880 shares of common stock. Does not include a number of shares to be paid in satisfaction of amounts owing to SA Telecommunications, Inc in the amount of $811,896 ($662,772 plus an amount equal to 22.5% of $662,772) divided by the lesser of $0.28 per share or the market price of Equalnet Common Stock at the date registration of the shares to be paid in satisfaction of such amount is effective.

 (5) Includes 2,000 shares of Series B Preferred Stock convertible in the aggregate into 1,000,000 shares of common stock. Information relating to ownership by Furst Group, James D. Kaylor and John S. Streep is based on management's information regarding the transactions. Messrs. Kaylor and Streep each own 45% of the common stock of Furst Group. Mr. Kaylor is the Chairman of the Board of Furst Group and Mr. Streep is the Chief Executive Officer of Furst Group.
 (6) Includes 3,333 shares of common stock issuable upon exercise of stock options awarded under the Director Plan that are exercisable within 60 days, but does not include 1,667 shares of common stock issuable upon exercise of stock options awarded under the Director Plan that are not exercisable within 60 days.
 (7) Includes 3,333 shares of common stock issuable upon exercise of stock options awarded under the Director Plan that are exercisable within 60 days, but does not include 1,667 shares of common stock issuable upon exercise of stock options awarded under the Director Plan that are not exercisable within 60 days.
 (8) Includes 3,333 shares of common stock issuable upon exercise of stock options awarded under the Director Plan that are exercisable within 60 days, but does not include 1,667 shares of common stock issuable upon exercise of stock options awarded under the Director Plan that are not exercisable within 60 days.
 (9) Includes 166,666 shares of common stock issuable upon exercise of stock options awarded under the Employee Stock Option Plan that are exercisable within 60 days, but does not include 333,334 shares of common stock issuable upon exercise of stock options awarded under the Employee Stock Option Plan that are not exercisable within 60 days.
(10) Includes 35,000 shares of common stock issuable upon exercise of stock options awarded under the Employee Stock Option Plan that are exercisable within 60 days.
(11) Includes 450,000 shares of common stock issuable upon exercise of stock options awarded under the Independent Contractor Stock Option Plan that are exercisable within 60 days.
(12)  Includes warrants for the purchase of 90,000 shares of common stock.
(13)  Includes warrants for the purchase of 90,000 shares of common stock.

   Except as otherwise noted, each shareholder has sole voting and dispositive power with respect to the shares of common stock held by it to be voted at the Meeting. Except under limited circumstances, the holders of the Series A preferred stock, Series C preferred stock, Series D preferred stock and Series F preferred stock are not entitled to vote. For purposes of calculating the beneficial ownership of each stockholder, it was assumed (in accordance with the SEC's definition of "beneficial ownership") that such stockholder had exercised all options or warrants, or converted any convertible securities, by which such stockholder had the right, within 60 days following the Record Date, to acquire shares of common stock.

   Each share of Series A, B, C, D and F preferred stock is convertible (on the Record Date) into 3,518 shares, 500 shares, 10 shares, 3,518 shares and 3,518 shares of Common Stock, respectively. Under the terms of the warrants held by Willis Group, LLC and Genesee Fund Limited--Portfolio B, and the Series A, Series D and Series F preferred stock, those securities are convertible or exercisable by any holder only to the extent that the number of shares of common stock issuable upon the conversion of those securities, together with the number of shares of common stock beneficially owned by the holder and its affiliates (but not including shares of common stock underlying unconverted and unexercised portions of those securities or securities containing similar provisions) would not exceed 4.9% of the then outstanding common stock as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. As the number of shares of common stock set forth in the table for Willis Group exceeds the number of shares of common stock that Willis Group could own beneficially at any given time through their ownership of the warrants and the Series D and Series F preferred stock, Willis Group is effectively precluded from exercising its warrants or converting the Series D and Series F preferred stock without first selling enough common stock so that its common stock holdings do not exceed 4.9% of the then outstanding common stock. Furthermore, Genesee Fund Limited--Portfolio B, MCM Partners and Advantage Fund Limited are not included on the above table as they are prevented by the terms of the warrants, Series A, Series D and Series F preferred stock from holding more than 4.9% of the then outstanding common stock at any time. However, this limitation does not prevent any of Willis Group, Genesee Fund Limited--Portfolio B, MCM Partners or Advantage Fund Limited from converting and selling some of its holdings and then converting more of its holdings. By doing this, any of Willis Group, Genesee Fund Limited--Portfolio B, MCM Partners or Advantage Fund Limited could sell more than 4.9% of the outstanding common stock of Equalnet while never holding more than 4.9% at any one time.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires Equalnet's officers, directors and persons who own more than 10% of a registered class of Equalnet's equity securities to file Form 3, Form 4 and Form 5 reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by the regulation to furnish Equalnet with copies of all Section 16(a) reports they file.

   Based solely on a review of reports on Forms 3 and 4 and amendments thereto furnished to Equalnet during the fiscal year ended June 30, 1998 and written representations from certain reporting persons that no report on Form 5 was required, Equalnet believes that during the fiscal year ended June 30, 1998, all officers, directors and greater than 10% shareholders complied with all filing requirements applicable to them, except that Dean H. Fisher and James T. Harris failed to file timely Forms 5. Messrs. Fisher and Harris completed and filed delinquent Forms 5 on October 13, 1998.

   Based solely on a review of reports on Forms 3 and 4 and amendments thereto furnished to Equalnet during the fiscal year ended June 30, 1999 and written representations from certain reporting persons that no report on Form 5 was required, Equalnet believes that during the fiscal year ended June 30, 1999, all officers, directors and greater than 10% shareholders complied with all filing requirements applicable to them, except that Mitchell H. Bodian, Mark A. Willis, John Isaac "Ike" Epley and Ronald J. Salazar failed to file timely Forms 5. Mr. Epley completed and filed a delinquent Form 5 on or about January 20, 2000, Mark A. Willis and Ronald J. Salazar completed and filed delinquent Form 5's on or about February 9, 2000 and Mitchell H. Bodian completed and filed a delinquent Form 5 on or about April 28, 2000.

                       PROPOSALS FOR NEXT ANNUAL MEETING

   Any proposals of Voting Shareholders intended to be presented at the annual meeting of shareholders of Equalnet with respect to fiscal year 2000 must be received by Equalnet at its principal executive offices, 1250 Wood Branch Park Drive, Houston, Texas 77079, a reasonable period of time prior to the date of that meeting, which is currently scheduled to occur in December 2000, to be included in the proxy statement and form of proxy relating to that meeting. Proposals must meet certain eligibility requirements under the rules of the SEC.

   Shareholder proposals for the next annual meeting submitted outside of the SEC's procedures for including such proposals in Equalnet's Proxy Statement must be mailed or delivered to the attention of Equalnet's corporate Secretary at the address above and must be received by Equalnet a reasonable period of time prior to the date of that meeting. If a proposal or notice of nomination is received after such time, Equalnet's proxy for that meeting may confer discretionary authority to vote on such matter without any discussion of such matter in the Proxy Statement for that meeting.

                                 OTHER MATTERS

   As of the date of this proxy statement, the management of Equalnet has no knowledge of any business to be presented for consideration at the meeting other than that described above. If any other business should properly come before the meeting, it is intended that the shares represented by proxies will be voted in respect thereto in accordance with the judgment of the persons named in such proxies.

   The cost of any solicitation of proxies will be borne by Equalnet. In addition to solicitation by use of the mails, certain officers and regular employees of Equalnet may solicit the return of proxies by telephone, telex or personal interview. Arrangements may also be made with broker firms and other custodians, nominees and fiduciaries for the forwarding of material to and solicitation of proxies from the beneficial owners of common stock and Series B preferred stock held of record by such persons, and Equalnet will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                                                         ANNEX A

                        PROPOSED AMENDMENT TO EQUALNET'S
                           ARTICLES OF INCORPORATION

   We will file Articles of Amendment to Equalnet's Articles of Incorporation amending such Articles of Incorporation, Section 2 of which Articles of Amendment is as follows:

     "2. Effective as of the close of business on the date of filing of this amendment to the Articles of Incorporation (the "Effective Time"), the filing of this amendment shall effect a reverse stock split (the "Reverse Stock Split") pursuant to which each ten (10) shares of common stock of the corporation issued and outstanding, shall be combined into one (1) validly issued, fully paid and nonassessable share of common stock of the corporation. The number of authorized shares, and the par value of the common stock shall not be affected by the Reverse Stock Split. Each stock certificate that prior to the Effective Time represented shares of common stock shall, following the Effective Time, represent the number of shares into which the shares of common stock represented by such certificate shall be combined. Fractional shares that occur as a result of the foregoing shall be purchased by the corporation based upon the closing price reported for the common stock on the OTC Bulletin Board on the date of filing of this amendment."

                         EQUALNET COMMUNICATIONS CORP.
               1250 WOOD BRANCH PARK DRIVE, HOUSTON, TEXAS 77079
THIS PROXY FOR HOLDERS OF COMMON STOCK IS SOLICITED BY THE BOARD OF DIRECTORS
      FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 23, 2000.

The shareholder of Equalnet Communications Corp. (the "Company") whose signature appears on the reverse side of this Proxy hereby appoints Mark A. Willis and Mitchell H. Bodian, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to vote, as designated on the reverse side hereof, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Shareholders of the Company to be held at the Texas I Room, Houston Marriott Westside, 13210 Katy Freeway, Houston, Texas at 10:00 a.m., Tuesday, May 23, 2000, and at any adjournment thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED IN ITEM 3 OR, IF ANY OF THE NOMINEES BECOMES UNAVAILABLE, FOR ANOTHER NOMINEE TO BE SELECTED BY THE BOARD OF DIRECTORS AND FOR ALL OF THE OTHER PROPOSALS SET FORTH IN ITEMS 1 THROUGH 2 AND 4 THROUGH 9.

                               SEE REVERSE SIDE

                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF SHAREHOLDERS
                         EQUALNET COMMUNICATIONS CORP.
                                 MAY 23, 2000

                Please Detach and Mail in the Envelope Provided

A [X]  PLEASE MARK YOUR
       VOTES AS IN THIS
       EXAMPLE.


                                            WITHHOLD
                       FOR                 AUTHORITY
                   ALL NOMINEES     TO VOTE FOR ALL NOMINEES
                  LISTED AT RIGHT       LISTED AT RIGHT
   3. ELECTION OF      [_]                  [_]                Nominees:
      DIRECTORS                                                Mitchell H. Bodian (two-year term)
                                                               Ronald J. Salazar, Ph.D. (two-year term)
   INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY         R. Chadwick Paul, Jr. (three-year term)
   INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE
   SPACE PROVIDED BELOW.

   ____________________________________________________

                                                                       FOR          AGAINST         ABSTAIN
   1. PROPOSAL TO APPROVE AN AMENDMENT TO EQUALNET'S ARTICLES          [_]            [_]             [_]
      OF INCORPORATION EFFECTING A ONE-FOR-TEN REVERSE STOCK
      SPLIT OF EQUALNET'S COMMON STOCK.

   2. PROPOSAL TO APPROVE AN AMENDMENT TO EQUALNET'S ARTICLES          [_]            [_]             [_]
      OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED
      CAPITAL SHARES.

   4. PROPOSAL TO APPROVE THE ISSUANCE OF WARRANTS TO CERTAIN          [_]            [_]             [_]
      OFFICERS AND FORMER OFFICERS OF EQUALNET.

   5. PROPOSAL TO RATIFY THE ISSUANCE OF COMMON STOCK TO CERTAIN       [_]            [_]             [_]
      DIRECTORS AND OFFICERS OF EQUALNET.

   6. PROPOSAL TO APPROVE RESOLUTIONS WAIVING THE CONVENING AND        [_]            [_]             [_]
      CONDUCTING OF THE 1998 ANNUAL MEETING OF SHAREHOLDERS OF
      THE COMPANY.

   7. PROPOSAL TO RATIFY THE BOARD OF DIRECTORS' APPOINTMENT OF        [_]            [_]             [_]
      INDEPENDENT AUDITORS FOR EQUALNET AND ITS SUBSIDIARIES
      FOR FISCAL 1999.

   8. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S EMPLOYEE       [_]            [_]             [_]
      STOCK OPTION AND RESTRICTED STOCK PLAN.

   9. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON       [_]            [_]             [_]
      SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING
      OR ANY ADJOURNMENT THEREOF AND UPON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

SIGNATURE(S) ________________________________________ DATE: _____________ , 2000

SIGNATURE(S) ________________________________________ DATE: _____________ , 2000

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN.
      WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS IT APPEARS HEREON.